                                                                     EXHIBIT 3.1

                          THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        SUBURBAN PROPANE PARTNERS, L.P.

  ARTICLE IV       CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP

  ARTICLE V        CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP

  6.3              Requirement and Characterization of Distributions; Distributions to Record

   7.13            Loans from the General Partner; Contracts with Affiliates; Certain

   7.17            Other Matters Concerning the General Partner and the Board of Supervisors.      39

  11.3             Interest of Departing Partner and Successor General Partner; Delegation of

    ARTICLE XIII   AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS;

    ARTICLE XIV    MERGERS AND BUSINESS COMBINATIONS WITH INTERESTED

                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         SUBURBAN PROPANE PARTNERS, L.P.

     THIS THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
SUBURBAN PROPANE PARTNERS, L.P. dated as of October 19, 2006, (the "Agreement"
or "Partnership Agreement") is entered into by and among SUBURBAN ENERGY
SERVICES GROUP LLC, a Delaware limited liability company, as the General
Partner, and those Persons who are or become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                               R E C I T A L S :

     WHEREAS, Suburban Propane GP, Inc., a Delaware corporation and the initial general partner of the Partnership, (the "Initial General Partner"), and
certain other parties, organized the Partnership as a Delaware limited partnership pursuant to the Delaware Act by filing a certificate of limited partnership of the Partnership with the Secretary of State of the State of
Delaware on December 18, 1995 and the execution by the Initial General Partner and certain other parties as limited partners of that certain Agreement of
Limited Partnership of the Partnership dated as of December 18, 1995 (the
"Original Agreement") providing for the organization of the partnership upon the terms and conditions set forth therein, which was subsequently amended and restated by the Amended and Restated Limited Partnership Agreement dated as of
March 4, 1996, and by the Second Amended and Restated Limited Partnership
Agreement dated as of May 26, 1999 (the "Second Partnership Agreement"); and

     WHEREAS, pursuant to Section 5.8 of the Second Partnership Agreement, the
Partnership and the General Partner have entered into an exchange agreement, dated as of July 27, 2006 (the "Exchange Agreement"), in accordance with which all Incentive Distribution Rights (as defined in the Second Partnership
Agreement), the entire economic interest in the Partnership included in the
General Partner Interest and the entire economic interest in Suburban Propane,
L.P. included in the General Partner's interest therein shall be exchanged for
2,300,000 Common Units; and

     WHEREAS, the Exchange Agreement and this Partnership Agreement have been submitted to, and approved by, the Audit Committee (by Special Approval), the
Board of Supervisors, the General Partner and the requisite vote of, the
Limited Partners; and

     WHEREAS, pursuant to Section 13.1 of the Second Partnership Agreement and
this Partnership Agreement, the Board of Supervisors has the authority to adopt certain amendments to this Agreement relating to the transactions contemplated by the Exchange Agreement without the approval of any Limited Partner or
Assignee to reflect, among other things, a change that, in the discretion of the Board of Supervisors, does not adversely affect the Limited Partners in any material respect.

     NOW, THEREFORE, in consideration of the covenants and agreements made herein, the Partnership Agreement is hereby amended and restated in its entirety as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 DEFINITIONS.

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     `Acquisition' means any transaction in which any Group Member acquires
(through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity of the
Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such transaction.

                                        1

     `Additional Limited Partner' means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

     `Adjusted Capital Account' means the Capital Account maintained for each
Partner as of the end of each calendar year, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury
Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b)
decreased by (i) the amount of all losses and deductions that, as of the end of such calendar year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury
Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such calendar year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this
Agreement or otherwise to the extent they exceed offsetting increases to such
Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to
Section 6.1(e)(i) or 6.1(e)(ii)). The foregoing definition of Adjusted Capital
Account is intended to comply with the provisions of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
The `Adjusted Capital Account' of a Partner in respect of a General Partner
Unit, a Common Unit, or any other specified interest in the Partnership shall be the amount which such Adjusted Capital Account would be if such General
Partner Unit, Common Unit, or other interest in the Partnership were the only interest in the Partnership held by a Partner from and after the date on which such General Partner Unit, Common Unit, or other interest was first issued.

     `Adjusted Property' means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

     `Affiliate' means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term `control' means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a
Person, whether through ownership of voting securities, by contract or otherwise.

     `Agreed Allocation' means any allocation, other than a Required
Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 6.1, including, without limitation, a Curative Allocation
(if appropriate to the context in which the term `Agreed Allocation' is used).

     `Agreed Value' of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Board of Supervisors using such reasonable method of valuation as it may adopt. The Board of Supervisors shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of
Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

     `Assignee' means a Non-citizen Assignee or a Person to whom one or more
Units representing a Limited Partner Interest have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer
Application as required by this Agreement, but who has not been admitted as a
Substituted Limited Partner.

     `Associate' means, when used to indicate a relationship with any Person,
(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such
Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

     `Audit Committee' means a committee of the Board of Supervisors of the
Partnership composed of three or more of the Supervisors then serving, each of whom shall satisfy the requirements of Section 7.7(b).

                                        2

     `Available Cash' means, with respect to any Quarter ending prior to the
Liquidation Date,

     (a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter, and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of
Available Cash with respect to such Quarter resulting from borrowings for working capital purposes less

     (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Board of Supervisors to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions in respect of any one or more of the next four Quarters;
provided, however, that the disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such
Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the Board of
Supervisors so determines.

     Notwithstanding the foregoing, `Available Cash' with respect to the
Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

     `Beneficial Owner' has the meaning ascribed to such term in Rule 13d-3 of the Rules and Regulations promulgated under the Securities Exchange Act of
1934, as amended, and `Beneficially Owned' shall have the corresponding meaning.

     `Board of Supervisors' shall mean the board of supervisors of the
Partnership, elected in accordance with the provisions of Article VII, to whom the General Partner irrevocably delegates, and in which is vested, pursuant to
Section 7.1, and subject to Section 7.10, the power to manage the business and activities of the Partnership. The Board of Supervisors shall constitute a committee with the meaning of Section 17-303(b)(7) of the Delaware Act.

     `Book-Tax Disparity' means with respect to any item of Contributed
Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted
Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.5 and the hypothetical balance of such Partner's Capital
Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     `Business Combination' means:

     (i) any merger or consolidation of the Partnership or any direct or indirect majority-owned Subsidiary of the Partnership with (A) the Interested
Unitholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the
Interested Unitholder;

     (ii) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Unitholder of the Partnership, to or with the Interested
Unitholder, whether as part of a dissolution or otherwise, of assets of the
Partnership or of any direct or indirect majority-owned Subsidiary of the
Partnership which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Partnership determined on a consolidated basis or the aggregate market value of all the
Outstanding Units of the Partnership;

     (iii) Any transaction which results in the issuance or transfer by the
Partnership or by any direct or indirect majority-owned Subsidiary of the
Partnership of any Units of the Partnership or equity securities of such
Subsidiary to the Interested Unitholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Units of the Partnership or equity securities of any
Subsidiary of the Partnership, which Units or equity securities were outstanding

                                        3

prior to the time that the Interested Unitholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Units or securities of any such Subsidiary, which security is distributed pro rata to all Unitholders of the Partnership subsequent to the time the Interested
Unitholder became such; (C) pursuant to an exchange offer by the Partnership to purchase Units made on the same terms to all Unitholders; or (D) any issuance or transfer of Units by the Partnership; provided however, that in no case under items (C) and (D) shall there be an increase in the Interested
Unitholder's proportionate share of the Units of the Partnership;

     (iv) Any transaction involving the Partnership or any direct or indirect majority-owned Subsidiary of the Partnership which has the effect, directly or indirectly, of increasing the proportionate share of the Units of the
Partnership or equity securities of any Subsidiary of the Partnership which is owned by the Interested Unitholder, except as a result of immaterial changes due to fractional unit adjustments or as a result of any purchase or redemption of any Units or such securities not caused, directly or indirectly, by the
Interested Unitholder; or

     (v) Any receipt by the Interested Unitholder of the benefit, directly or indirectly (except proportionately as a Unitholder of the Partnership), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in clauses (i)-(iv) above) provided by or through the
Partnership or any direct or indirect majority-owned Subsidiary of the
Partnership.

     `Business Day' means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of
America or the states of New York or New Jersey shall not be regarded as a
Business Day.

     `Capital Account' means the capital account maintained for a Partner pursuant to Section 5.5. The `Capital Account' of a Partner in respect of the
General Partner Unit, a Common Unit, or any other Partnership Interest shall be the amount which such Capital Account would be if such General Partner Unit,
Common Unit, or other Partnership Interest were the only interest in the
Partnership held by a Partner from and after the date on which such General
Partner Unit, Common Unit, or other Partnership Interest was first issued.

     `Capital Contribution' means any cash, cash equivalents or the Net Agreed
Value of Contributed Property that a Partner contributes or has contributed to the Partnership pursuant to this Agreement (or the Original Agreement) or the
Contribution and Conveyance Agreement.

     `Capital Improvements' means (a) additions or improvements to the capital assets owned by any Group Member or (b) the acquisition of existing, or the construction of new, capital assets (including retail distribution outlets, propane tanks, pipeline systems, storage facilities and related assets), made to increase the operating capacity of the Partnership Group from the operating capacity of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

     `Capitalized Lease Obligations' means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use)
real and/or personal property, which obligations are accounted for as a capital lease on a balance sheet under U.S. GAAP; for the purpose hereof the amount of such obligations shall be the capitalized amount reflected on such balance sheet.

     `Carrying Value' means (a) with respect to a Contributed Property, the
Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and
Assignees' Capital Accounts in respect of such Contributed Property, and (b)
with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination.
The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the Board of
Supervisors.

     `Cause' means a court of competent jurisdiction has entered a final, non-appealable judgment finding a Person liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership or as a member of the Board of Supervisors, as the case may
be.

                                        4

     `Certificate' means a certificate, (a) substantially in the form of
Exhibit A to this Agreement, (b) issued in global form in accordance with the rules and regulations of the Depositary or (c) in such other form as may be adopted by the Board of Supervisors in its discretion, issued by the
Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the Board of Supervisors in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership
Interests.

     `Certificate of Limited Partnership' means the Certificate of Limited
Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited
Partnership may be amended, supplemented or restated from time to time.

     `Citizenship Certification' means a properly completed certificate in such form as may be specified by the Board of Supervisors by which an Assignee or a
Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person)
is an Eligible Citizen.

     `Closing Price' for any day means the last sale price on such day, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which the
Units of such class are listed or admitted to trading or, if the Units of such class are not listed or admitted to trading on any National Securities
Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, or, if on any such day the Units of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Units of such class selected by the Board of Supervisors, or if on any such day no market maker is making a market in the Units of such class, the fair value of such Units on such day as determined reasonably and in good faith by the Board of Supervisors.

     `Code' means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     `Common Unitholder' means a Unitholder holding Common Units.

     `Commission' means the United States Securities and Exchange Commission.

     `Common Unit' means a Unit representing a fractional part of the
Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Common Units in this
Agreement.

     `Contributed Property' means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the
Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a
Contributed Property, but shall be deemed an Adjusted Property.

     `Contribution and Conveyance Agreement' means that certain Contribution,
Conveyance and Assumption Agreement, dated as of March 4, 1996, among the
Initial General Partner, the Partnership, the Operating Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

     `Curative Allocation' means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(e)(xi).

     `Current Market Price' as of any date for any class of Units listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices per Unit of such class for the 20 consecutive Trading
Days immediately prior to such date.

     `Delaware Act' means the Delaware Revised Uniform Limited Partnership Act,
6 Del C.  Section  Section 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

     `Departing Partner' means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

                                        5

     `Depositary' means, with respect to any Units issued in global form, The
Depository Trust Company and its successors and permitted assigns.

     `Economic Risk of Loss' has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

     `Eligible Citizen' means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or
Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

     `Event of Withdrawal' has the meaning assigned to such term in Section
11.1(a).

     `Exchange Act' means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute.

     `Exchange Agreement' means the agreement dated as of July 27, 2006, by and among the Partnership, the General Partner and Suburban Propane, L.P., as it
may be amended, supplemented or restated from time to time.

     `General Partner' means Suburban Energy Services Group LLC and its successors as general partner of the Partnership.

     `General Partner Interest' means the ownership interest of the General
Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it) which is evidenced by the
General Partner Unit and includes any and all benefits to which the General
Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

     `General Partner Unit' means the Unit representing the General Partner
Interest and having the rights and obligations specified with respect to the
General Partner Interest in this Agreement.

     `General Partner Unitholder' means a Unitholder holding the General
Partner Unit.

     `Group' means a Person which, with or through any of its Affiliates or
Associates, has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

     `Group Member' means a member of the Partnership Group.

     `Indebtedness', as used in Section 7.10(b), means, as applied to any
Person, without duplication, any indebtedness, exclusive of deferred taxes, (i)
in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii)
evidenced by bonds, notes, debentures or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments; (iii)
representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such indebtedness would appear as a liability on a balance sheet of such Person prepared in accordance with U.S. GAAP (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith); (iv) any Capitalized Lease Obligations of such Person; and (v)
Indebtedness of others guaranteed by such Person, including, without limitation, every obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, or (B) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

     `Indemnitee' means (a) the members of the Board of Supervisors or the members of the board of supervisors of the Operating Partnership or any other
Group Member, (b) the General Partner, any Departing Partner and any Person who
is or was an Affiliate of the General Partner or any Departing Partner, (c) any
Person who is or was a member, partner, director, officer, employee, agent or trustee of any Group Member, the General Partner or any Departing Partner or
any Affiliate of any Group

                                        6

Member, the General Partner or any Departing Partner and (d) any Person who is
or was serving at the request of the Board of Supervisors, the General Partner or any Departing Partner or any Affiliate of the General Partner or any
Departing Partner as a member, partner, director, officer, employee, partner, agent, fiduciary or trustee of another Person, in each case, acting in such capacity; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

     `Initial General Partner' has the meaning assigned to such term in the
Recitals to this Agreement.

     `Initial Limited Partners' means the .initial limited partner and the initial underwriters of the Partnership.

     `Interested Unitholder' means any Person, including its Affiliates and
Associates (other than the Partnership or any Subsidiary of the Partnership, any employee benefit plan maintained by the Partnership or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity), that:

     (i) is, or was at any time within the three-year period immediately prior to the date in question, the Beneficial Owner of fifteen percent (15%) or more of the then Outstanding Units and who did not become the Beneficial Owner of such amount of Units pursuant to a transaction that (x) was approved by the affirmative vote of a majority of the entire Board of Supervisors; or (y)
resulted in such Person becoming the Beneficial Owner of at least 85% of the then Outstanding Units (excluding Units owned by Officers and Supervisors of the Partnership).

     (ii) is an assignee of, or has otherwise succeeded to, any Units of which an Interested Unitholder was the Beneficial Owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the
Securities Act.

     For the purpose of determining whether a Person is an Interested
Unitholder, the Partnership Interests that may be issuable or exchangeable by the Partnership to the Interested Unitholder pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be included as being owned by such
Person, but not any other Partnership Interests that may be issuable or exchangeable by the Partnership pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Unitholder.

     `Limited Partner' means, unless the context otherwise requires, (a) each
Initial Limited Partner, each Substituted Limited Partner, each Additional
Limited Partner and any Departing Partner upon the change of its status from
General Partner to Limited Partner pursuant to Section 11.3, and (b) solely for purposes of Articles V, VI, VII and IX and Sections 12.3 and 12.4, each
Assignee.

     `Limited Partner Interest' means the ownership interest of a Limited
Partner in the Partnership which is evidenced by Common Units or other
Partnership Securities and includes any and all benefits to which a Limited
Partner is entitled as provided in this Agreement, together with all obligations of a Limited Partner to comply with the terms and provisions of this Agreement.

     `Liquidation Date' means in respect of any event giving rise to the dissolution of the Partnership, the date on which such event occurs.

     `Liquidator' means one or more Persons selected by the Board of
Supervisors to perform the functions described in Section 12.3.

     `Merger Agreement' has the meaning assigned to such term in Section 14.1.

     `National Securities Exchange' means an exchange registered with the
Commission under Section 6(a) of the Securities Exchange Act of 1934, as
amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

     `Net Agreed Value' means, (a) in the case of any Contributed Property, the
Agreed Value of such property reduced by any liabilities either assumed by the
Partnership upon such contribution or to which

                                        7

such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's
Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

     `Net Loss' means, for any taxable year, the excess, if any, of the
Partnership's items of loss and deduction for such taxable year over the
Partnership's items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with
Section 5.5(b) and shall not include any items specially allocated under
Section 6.1(e).

     `Non-citizen Assignee' means a Person whom the Board of Supervisors has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted
Limited Partner, pursuant to Section 4.10.

     `Nonrecourse Built-in Gain' means, with respect to any Contributed
Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and
6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     `Nonrecourse Deductions' means any and all items of loss, deduction or expenditures (including, without limitation, any expenditure described in
Section 705(a)(2)(B) of the Code) that, in accordance with the principles of
Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse
Liability.

     `Nonrecourse Liability' has the meaning set forth in Treasury Regulation
Section 1.752-1(a)(2).

     Officers' means the Chief Executive Officer, the President, any Vice
Presidents, the Secretary, the Treasurer, any Assistant Secretaries or
Assistant Treasurers, and any other officers of the Partnership appointed by the Board of Supervisors pursuant to Section 7.8.

     `Operating Partnership' means Suburban Propane, L.P., a Delaware limited partnership, and any successors thereto.

     `Operating Partnership Agreement' means the Third Amended and Restated
Agreement of Limited Partnership of Suburban Propane, L.P., as it may be
amended, supplemented or restated from time to time.

     `Opinion of Counsel' means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of their
Affiliates) acceptable to the Board of Supervisors in its reasonable discretion.

     `Organizational Limited Partner' means Quantum Chemical Corporation, in its capacity as the organizational limited partner of the Partnership.

     `Original Agreement' has the meaning assigned to such term in the Recitals to this Agreement.

     `Outstanding' means, with respect to Partnership Securities, all
Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination.

     `Partner Nonrecourse Debt' has the meaning set forth in Treasury
Regulation Section 1.704-2(b)(4).

     `Partner Nonrecourse Debt Minimum Gain' has the meaning set forth in
Treasury Regulation Section 1.704-2(i)(2).

     `Partner Nonrecourse Deductions' means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a
Partner Nonrecourse Debt.

     `Partners' means the General Partner and the Limited Partners.

     `Partnership' means Suburban Propane Partners, L.P., a Delaware limited partnership, and any successors thereto.

                                        8

     `Partnership Agreement' or "Agreement" means this Third Amended and
Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P.,
as it may be amended, supplemented or restated from time to time.

     `Partnership Group' means the Partnership, the Operating Partnership and any Subsidiary of either such entity, treated as a single consolidated entity.

     `Partnership Interest' means an interest in the Partnership, which shall include General Partner Interests and Limited Partner Interests.

     `Partnership Minimum Gain' means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     `Partnership Security' means any class or series of Common Units, any option, right, warrant or appreciation rights relating thereto, or any other type of equity interest that the Partnership may lawfully issue, or any unsecured or secured debt obligation of the Partnership that is convertible into any class or series of equity interests of the Partnership.

     `Percentage Interest' means as of the date of such determination, (a) as to any Partner or Assignee holding Common Units, the product of (i) 100% less the percentage applicable to clause (b) multiplied by (ii) the quotient of the number of Common Units held by such Partner or Assignee divided by the total number of all Outstanding Common Units and (b) as to the holders of additional
Partnership Securities issued by the Partnership in accordance with Section
5.6, the percentage established as a part of such issuance. The General
Partner's Percentage Interest with respect to its General Partner Unit and
General Partner Interest shall be zero.

     `Person' means an individual or a corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     `Pro Rata' means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their
Percentage Interests, and (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their
Percentage Interests.

     `Proxy Statement' means the definitive Proxy Statement of the Partnership on Schedule 14A under the Securities Exchange Act of 1934, as amended, filed with the Commission for the purpose of soliciting the votes of the Unitholders, to approve the Partnership Agreement and the Exchange Agreement and the
transactions contemplated thereby, as it has been or as it may be amended or supplemented from time to time.

     `Quarter' means, unless the context requires otherwise, a fiscal quarter of the Partnership.

     `Recapture Income' means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code)
upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary because it represents the recapture of deductions previously taken with respect to such property or asset.

     `Record Date' means the date established by the Board of Supervisors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution.

     `Record Holder' means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to a holder of a General Partner Unit, the Person in whose name such General Partner Unit, or other Partnership
Interest is registered on the books which the Board of Supervisors has caused to be kept as of the opening of business on such Business Day.

     `Redeemable Interests' means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to
Section 4.11.

                                        9

     `Required Allocations' means (a) any limitation imposed on any allocation of Net Losses, and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(e)(i), 6.1(e)(ii), 6.1(e)(iv), 6.1(e)(vii) or
6.1(e)(ix).

     `Restated GP Agreement' has the meaning assigned to such term in Section
4.6(b).

     `Residual Gain' or `Residual Loss' means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate
Book-Tax Disparities.

     `Securities Act' means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

     `Second Partnership Agreement' has the meaning assigned to such term in the Recitals to this Agreement.

     `Special Approval' means approval by a majority of the members of the
Audit Committee.

     `Subsidiary' means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such
Person or a combination thereof, (b) a partnership (whether general or limited)
in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other
Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     `Substituted Limited Partner' means a Person who is admitted as a Limited
Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     `Supervisors' means the members of the Board of Supervisors who are elected as such in accordance with the provisions of Article VII.

     `Surviving Business Entity' has the meaning assigned to such term in
Section 14.2(b).

     `Trading Day' means a day on which the principal National Securities
Exchange on which the Units of any class are listed or admitted to trading is open for the transaction of business or, if Units of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

     `Transfer' has the meaning assigned to such term in Section 4.4(a).

     `Transfer Agent' means such bank, trust company or other Person (including the Partnership, the General Partner or one of its Affiliates) as shall be appointed from time to time by the Board of Supervisors to act as registrar and transfer agent for the Common Units or other Partnership Securities.

     `Transfer Application' means an application and agreement for transfer of
Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

     `Tri-Annual Meeting' means the meeting of Limited Partners to be held every third year, at which meeting the Board of Supervisors shall be elected, and such other business transacted as may properly be brought before the meeting.

     `Unit' means a Partnership Interest of a Partner or Assignee in the
Partnership and shall include Common Units and the General Partner Unit.

                                       10

     `Unitholders' means the holders of Common Units and the General Partner
Unit.

     `Unrealized Gain' attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d))
over (b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

     `Unrealized Loss' attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

     `U.S. GAAP' means United States Generally Accepted Accounting Principles consistently applied.

     `Withdrawal Opinion of Counsel' has the meaning assigned to such term in
   Section 11.1(b).

1.2 CONSTRUCTION.

     Unless the context requires otherwise: (a) any pronoun used in this
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and
Sections of this Agreement; and (c) `include' or `includes' means includes, without limitation, and `including' means including, without limitation.

                                   ARTICLE II
                                  ORGANIZATION

2.1 FORMATION.

     The Initial General Partner and the Organizational Limited Partner
previously formed the Partnership as a limited partnership upon the filing on
December 18, 1995 of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware
Act and the execution of the Original Agreement. The General Partner and the
Limited Partners hereby amend and restate the Second Partnership Agreement in its entirety to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and to set forth the rights and obligations of the Partners and certain matters related thereto. This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership
Interests shall constitute personal property of the owner thereof for all purposes.

     The Initial General Partner has caused the Certificate of Limited
Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act, and the General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the Board of Supervisors to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the
Partnership may elect to do business or own property. To the extent that such action is determined by the Board of Supervisors to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the
Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property, including in connection with the Exchange Agreement and the transactions contemplated thereby. Subject to the provisions of Section 3.4(a), the Partnership shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

2.2 NAME.

     The name of the Partnership shall be `Suburban Propane Partners, L.P.' The
Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the Board of

                                       11

Supervisors, including, if consented to by the General Partner in its sole discretion, the name of the General Partner. The words `Limited Partnership,'
`L.P.,' `Ltd.' or similar words or letters shall be included in the
Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Supervisors in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES.

     Unless and until changed by the Board of Supervisors or the Chief
Executive Officer, the registered office of the Partnership in the State of
Delaware shall be located at Corporation Trust Center, 1209 Orange Street, New
Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the
Partnership shall be located at One Suburban Plaza, 240 Route 10 West,
Whippany, New Jersey 07981-0206 or such other place as the Board of Supervisors may from time to time designate by notice to the Limited Partners. The
Partnership may maintain offices at such other place or places within or outside the State of Delaware as the Board of Supervisors deems necessary or appropriate. The address of the General Partner shall be One Suburban Plaza,
240 Route 10 West, Whippany, New Jersey 07981-0206 or such other place as the
General Partner may from time to time designate by notice to the Limited
Partners.

2.4 PURPOSE AND BUSINESS.

     The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a limited partner in the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the
Partnership as a limited partner in the Operating Partnership pursuant to the
Operating Partnership Agreement or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating
Partnership Agreement and, in connection therewith, exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Board of Supervisors and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. The Board of Supervisors has no obligation or duty to the Partnership, the Limited Partners, or the
Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

2.5 POWERS.

     The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in
Section 2.4 and for the protection and benefit of the Partnership.

2.6 POWER OF ATTORNEY.

     (a) Each Limited Partner and each Assignee hereby constitutes and appoints the Chief Executive Officer and President of the Partnership and, if a
Liquidator shall have been selected pursuant to Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

       (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate

                                       12

   of Limited Partnership and all amendments or restatements thereof) that the
   Board of Supervisors or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the
   Board of Supervisors or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Supervisors or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F)
   all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the
   Partnership pursuant to Article XIV; and (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the Board of Supervisors or the
   Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the Board of Supervisors or the
   Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited
   Partners of any class or series required to take any action, the Chief
   Executive Officer and President of the Partnership and the Liquidator may
   exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the
   Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the
Board of Supervisors to amend this Agreement except in accordance with Article
XIII or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited
Partner or Assignee and the transfer of all or any portion of such Limited
Partner's or Assignee's Partnership Interest and shall extend to such Limited
Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the Chief Executive Officer or President of the Partnership or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer or
President of the Partnership or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the Chief Executive Officer or President of the Partnership or the
Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Chief Executive
Officer or President of the Partnership or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

2.7 TERM.

     The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue until the close of Partnership business on September 30, 2085, or until the earlier dissolution of the Partnership in accordance with the provisions of
Article XII.

                                       13

2.8 TITLE TO PARTNERSHIP ASSETS.

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the
Partnership, the General Partner, or one or more nominees, as the Board of
Supervisors may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the
General Partner or one or more nominees shall be held by the General Partner or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the Board of Supervisors determines that the expense and difficulty of conveyancing makes transfer of record title to the
Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to an event of withdrawal of the General Partner or as soon thereafter as practicable, the
General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the Board of Supervisors. All
Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such
Partnership assets is held.

                                  ARTICLE III
                           RIGHTS OF LIMITED PARTNERS

3.1 LIMITATION OF LIABILITY.

     The Limited Partners and the Assignees shall have no liability under this
Agreement except as expressly provided in this Agreement or the Delaware Act.

3.2 MANAGEMENT OF BUSINESS.

     No Limited Partner or Assignee (other than the General Partner, or any of its Affiliates or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, member of the board of supervisors or directors, employee or agent of a Group Member, in its capacity as such, if such Person shall also be a Limited Partner or
Assignee) shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the
General Partner or any member, officer, director, employee, partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, member of the board of supervisors or directors, member, partner, employee or agent of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the
Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

3.3 OUTSIDE ACTIVITIES OF THE LIMITED PARTNERS.

     Subject to the provisions of Section 7.12, which shall continue to be applicable to the Persons referred to therein, regardless of whether such
Persons shall also be Limited Partners or Assignees, any Limited Partner or
Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership
Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any
Limited Partner or Assignee.

3.4 RIGHTS OF LIMITED PARTNERS.

     (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited
Partner's interest as a limited partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense:

                                       14

       (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

       (ii) promptly after becoming available, to obtain a copy of the
   Partnership's federal, state and local tax returns for each year, provided, however, that only the requesting Limited Partner's Schedule K-1 will be included therewith;

       (iii) to have furnished to such Limited Partner, upon notification to the Partnership, a current list of the name and last known business, residence or mailing address of each Partner;

       (iv) to have furnished to such Limited Partner, upon notification to the
   Partnership, a copy of this Agreement and the Certificate of Limited
   Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

       (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital
   Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

       (vi) to obtain such other information regarding the affairs of the
   Partnership as is just and reasonable.

     (b) The Board of Supervisors may keep confidential from the Limited
Partners and Assignees, for such period of time as the Board of Supervisors deems reasonable, (i) any information that the Board of Supervisors reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Board of Supervisors in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the
Partnership Group or (C) that any Group Member is required by law or by agreements with third parties to keep confidential (other than agreements with
Affiliates, the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

                                   ARTICLE IV
        CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS;
                      REDEMPTION OF PARTNERSHIP INTERESTS

4.1 CERTIFICATES.

     Upon the Partnership's issuance of Common Units to any Person, the
Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Common Units being so issued. Certificates shall be executed on behalf of the Partnership by the Chief Executive Officer,
President or any Vice President and the Secretary or any Assistant Secretary of
the Partnership. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Supervisors elects to issue Common Units in global form, the
Common Unit Certificates shall be valid upon receipt of a certificate from the
Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership. Any or all the signatures on the Certificate may be a facsimile. In case any Officer or Transfer Agent who has signed or whose facsimile signature has been placed upon a Certificate shall have ceased to be such Officer or Transfer Agent before such Certificate is issued, it may be issued by the Partnership with the same effect as if such person were such Officer or Transfer Agent at the date of issue.

4.2 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     (a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate Officers of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number of Units as the Certificate so surrendered.

     (b) The appropriate Officers of the Partnership shall execute, and the
Transfer Agent shall countersign and deliver (or, in the case of Common Units issued in global form, register in accordance with the rules and regulations of the Depositary), a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

                                       15

       (i) makes proof by affidavit, in form and substance satisfactory to the
   Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

       (ii) requests the issuance of a new Certificate before the Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

       (iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the Board of Supervisors, the Partnership's officers, employees, agents and other representatives and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the
   Certificate; and

       (iv) satisfies any other reasonable requirements imposed by the
Partnership.

If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after such Person has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the lost, destroyed or stolen Certificate is registered before the
Partnership, the Board of Supervisors or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the Board of Supervisors and the Transfer
Agent for such transfer or for a new Certificate.

     (c) As a condition to the issuance of any new Certificate under this
Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer
Agent) reasonably connected therewith.

4.3 RECORD HOLDERS.

     The Partnership shall be entitled to recognize the Record Holder as the
Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Units, as between the
Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer
Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

4.4 TRANSFER GENERALLY.

     (a) The term `transfer,' when used in this Agreement with respect to a
Partnership Interest, shall be deemed to refer to a transaction by which the
General Partner assigns its General Partner Interest to another Person or by which the holder of a Limited Partner Interest assigns such Limited Partner
Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise, in whole or in part.

     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article
IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

     (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any securityholder of the General Partner of any or all of the issued and outstanding equity interests in the General Partner.

                                       16

     (d) Nothing contained in this Agreement shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership
Interests are listed for trading.

4.5 REGISTRATION AND TRANSFER OF UNITS.

     (a) The Partnership shall keep or cause to be kept on behalf of the
Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Units. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering
Common Units and transfers of such Common Units as herein provided. The
Partnership shall not recognize transfers of Certificates representing Units unless such transfers are effected in the manner described in this Section 4.5.
Upon surrender for registration of transfer of any Units evidenced by a
Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers on behalf of the Partnership shall execute, and in the case of Common
Units, the Transfer Agent shall countersign and deliver (or, in the case of
Common Units issued in global form, register in accordance with the rules and regulations of the Depositary), in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number of Units as was evidenced by the Certificate so surrendered.

     (b) Except as otherwise provided in Section 4.10, the Partnership shall not recognize any transfer of Units until the Certificates evidencing such
Units are surrendered for registration of transfer and such Certificates are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

     (c) Units may be transferred only in the manner described in this Section
4.5. The transfer of any Units and the admission of any new Partner shall not constitute an amendment to this Agreement.

     (d) Until admitted as a Substituted Limited Partner pursuant to Section
10.2, the Record Holder of a Common Unit shall be an Assignee in respect of such Common Unit. Limited Partners may include custodians, nominees, or any other individual or entity in its own or any representative capacity.

     (e) A transferee of a Common Unit who has completed and delivered a
Transfer Application shall be deemed to have (i) requested admission as a
Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

4.6 TRANSFER OF A GENERAL PARTNER'S PARTNERSHIP INTEREST.

     (a) Any transfer by the General Partner of any portion of its General
Partner Interest shall be subject to the prior approval of the Board of
Supervisors. Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and the
Operating Partnership Agreement and to be bound by the provisions of this
Agreement and the Operating Partnership Agreement, (ii) the Partnership
receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the
Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of the
General Partner as the general partner of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to

                                       17

compliance with the terms of Section 10.3, be admitted to the Partnership as a
General Partner simultaneously with the transfer of the General Partner
Interest, and is hereby authorized to and shall continue the business of the
Partnership without dissolution.

     (b) At any time after the distribution contemplated by the Distribution,
Release and Lock-up Agreement referred to in the Exchange Agreement, and for any reason, the Board of Supervisors, on such terms and conditions that the
Board of Supervisors shall determine, upon at least ten (10) Business Days'
written notice to the General Partner, may (i) require the General Partner to transfer its General Partner Interest in the Partnership or its Common Units
(which it holds as a Limited Partner); (ii) require any or all of the members of the General Partner to transfer their limited liability company interests in the General Partner, in each case to a designee of the Board of Supervisors, who may be admitted as a substitute member of the General Partner by the Board of Supervisors in accordance with the provisions of the First Amended and
Restated Operating Agreement of the General Partner, dated as of the date hereof (the "Restated GP Agreement"); and (iii) admit a new member of the
General Partner in accordance with the provisions of the Restated GP Agreement, if at any time the sole member of the General Partner ceases to be a member of the General Partner. The consideration for the transfer of the General Partner
Interest shall be $10. The consideration for the transfer of Common Units by the General Partner shall be the Current Market Price, determined as of the
Trading Day immediately preceding the date such Units are transferred. The consideration for the transfer of limited liability company interests by the members of the General Partner shall be the product of (x) their percentage interest in the General Partner and (y) the aggregate Current Market Price of all Common Units then owned by the General Partner. If such transfer, however, is pursuant to or in connection with a Merger Agreement or other transaction to which the Partnership is a party, the consideration for the Common Units owned by the General Partner shall be the consideration being paid on account of the
Common Units in connection with the Merger Agreement or such other transaction, and shall be paid in the form of consideration being paid in such Merger or other transaction. As of the date of this Agreement, the sole member of the
General Partner is the Chief Executive Officer of the Partnership. If at any
time, such member shall cease to be the Chief Executive Officer of the
Partnership, he shall have the right, by written notice, to require the Board of Supervisors to designate a transferee for his limited liability company interests in the General Partner within thirty (30) days of receiving such notice for the consideration and otherwise in accordance with the provisions of this Section 4.6(b). If the Board of Supervisors admits a new member of the
General Partner in accordance with the provisions of the Restated GP Agreement, the interest of the existing member shall be purchased in accordance with the provisions of this Section 4.6(b).

4.7 [DELETED]

4.8 [DELETED]

4.9 RESTRICTIONS ON TRANSFERS.

     (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the Operating Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or the
Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

     (b) The Board of Supervisors may impose restrictions on the transfer of
Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or the Operating Partnership becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the Board of Supervisors may determine to be necessary or appropriate to impose such restrictions without the consent of any Partner; provided, however, that any amendment that the Board of Supervisors believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Units on any National Securities Exchange on which such class of Units is then traded must be approved by the holders of at least a majority of the
Outstanding Units of such class.

                                       18

4.10 CITIZENSHIP CERTIFICATES; NON-CITIZEN ASSIGNEES.

     (a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the Board of
Supervisors, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the Board of Supervisors may request any Limited Partner or Assignee to furnish to the
Board of Supervisors, within 30 days after receipt of such request, an executed
Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the Board of Supervisors may request. If a Limited Partner or Assignee fails to furnish to the Board of
Supervisors within the aforementioned 30-day period such Citizenship
Certification or other requested information or if upon receipt of such
Citizenship Certification or other requested information the Board of
Supervisors determines, with the advice of counsel, that a Limited Partner or
Assignee is not an Eligible Citizen, the Partnership Interests owned by such
Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.11. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a
Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of such
Non-citizen Assignee's Units.

     (b) The General Partner shall, in exercising voting rights in respect of
Units held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners in respect of Units other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter being voted upon.

     (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof as determined in the sole discretion of the Board of Supervisors, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Partnership
Interest (representing his right to receive his share of such distribution in kind).

     (d) At any time after a Non-citizen Assignee can and does certify that it has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the Board of Supervisors, request admission as a Substituted Limited Partner with respect to any Units of such Non-citizen Assignee not redeemed pursuant to
Section 4.11, and upon admission pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the
Non-citizen Assignee's Units.

4.11 REDEMPTION OF PARTNERSHIP INTERESTS OF NON-CITIZEN ASSIGNEES.

     (a) If at any time a Limited Partner or Assignee fails to furnish a
Citizenship Certification or other information requested within the 30-day period specified in Section 4.9(a), or if upon receipt of such Citizenship
Certification or other information the Board of Supervisors determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible
Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the Board of Supervisors that such Limited
Partner or Assignee is an Eligible Citizen or has transferred its Partnership
Interests to a Person who is an Eligible Citizen and who furnishes a
Citizenship Certification to the Board of Supervisors prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such
Limited Partner or Assignee as follows:

       (i) The Board of Supervisors shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited
   Partner or Assignee, at its last address designated on the records of the
   Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable

                                       19

   Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

       (ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Partnership Interests of the class to be so redeemed multiplied by the number of Partnership
   Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the Board of
   Supervisors, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

       (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

       (iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Partnership Interests.

     (b) The provisions of this Section 4.11 shall also be applicable to
Partnership Interests held by a Limited Partner or Assignee as nominee of a
Person determined to be other than an Eligible Citizen.

     (c) Nothing in this Section 4.11 shall prevent the recipient of a notice of redemption from transferring such Person's Partnership Interests before the redemption date if such transfer is otherwise permitted under this Agreement.
Upon receipt of notice of such a transfer, the Board of Supervisors shall withdraw the notice of redemption, provided the transferee of such Partnership
Interests certifies in the Transfer Application that he is an Eligible Citizen.
If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

                                   ARTICLE V
          CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

5.1 [DELETED.]

5.2 [DELETED.]

5.3 OUTSTANDING GENERAL PARTNER UNIT; OWNERSHIP OF COMMON UNITS.

     (a) As of the date hereof, the General Partner owns 1 General Partner Unit representing 100% of the General Partner Interest held by the General Partner, and after giving effect to the distribution of the Common Units received pursuant to the Exchange Agreement, 784 Common Units in its capacity as a limited partner of the Partnership. The General Partner agrees that without the consent of the Board of Supervisors, the General Partner shall not sell or otherwise transfer its General Partner Unit or any of such Common Units, nor purchase additional Common Units.

     (b) Except as provided in Section 12.8, the General Partner shall not be required nor permitted to make any additional Capital Contributions to the
Partnership in its capacity as a general partner of the Partnership.

5.4 INTEREST AND WITHDRAWAL.

     No interest shall be paid by the Partnership on Capital Contributions. No
Partner or Assignee shall be entitled to the withdrawal or return of its
Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or in connection with the winding up of the
Partnership may be considered by applicable law to be withdrawals or returns of
Capital Contributions and then only to the extent provided for in this
Agreement. Except to the extent expressly provided in this Agreement,

                                       20

no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and
Assignees agree within the meaning of 17-502(b) of the Delaware Act.

5.5 CAPITAL ACCOUNTS.

     (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the Board of
Supervisors in its sole discretion) owning a Partnership Interest a separate
Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital
Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this
Agreement (or any previous partnership agreement of the Partnership) and (ii)
all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or the Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such
Partnership Interest pursuant to this Agreement (or any previous partnership agreement of the Partnership) and (y) all items of Partnership deduction and loss computed in accordance with Section 5.5(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

       (i) Solely for purposes of this Section 5.5, the Partnership shall be treated as owning directly its proportionate share (as determined by the
   Board of Supervisors based upon the provisions of the Operating Partnership
   Agreement) of all property owned by the Operating Partnership or any other
   Subsidiary that is classified as a partnership for federal income tax purposes.

       (ii) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

       (iii) Except as otherwise provided in Treasury Regulation Section
   1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section
   754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any
   Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to
   be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

       (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the
   Partnership's Carrying Value with respect to such property as of such date.

       (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section
   5.5(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such

                                       21

   property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Board of Supervisors may adopt.

       (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
   Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section
   6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the
   Partners to whom such deemed deduction was allocated.

     (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership
Interest so transferred.

     (d) (i) In accordance with Treasury Regulation Section
1.704-1(b)(2)(iv)(f), on an issuance of additional Units for cash or
Contributed Property, the Capital Account of all Partners and the Carrying
Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or
Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1. In determining such Unrealized Gain or
Unrealized Loss, the aggregate cash amount and fair market value of all
Partnership assets (including, without limitation, cash or cash equivalents)
immediately prior to the issuance of additional Units shall be determined by the Board of Supervisors using such reasonable method of valuation as it may adopt; provided, however, that the Board of Supervisors, in arriving at such valuation, must take fully into account the fair market value of the
Partnership Interests of all Partners at such time. The Board of Supervisors shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

     (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any
Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of
all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or
Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4, be determined and allocated in the same manner as that provided in Section
5.5(d)(i) or (B) in the case of a liquidating distribution pursuant to Section
12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

5.6 ISSUANCES OF ADDITIONAL PARTNERSHIP SECURITIES.

     (a) The Partnership may issue additional Partnership Securities for any
Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the
Board of Supervisors in its sole discretion, all without the approval of any
Limited Partners.

     (b) Each additional Partnership Security authorized to be issued by the
Partnership pursuant to Section 5.6(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of

                                       22

Partnership Securities), as shall be fixed by the Board of Supervisors in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the
Partnership; (iv) whether, and the terms and conditions upon which, the
Partnership may redeem the Partnership Security; (v) whether such Partnership
Security is issued with the privilege of conversion and, if so, the terms and conditions of such conversion; (vi) the terms and conditions upon which each
Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of the holders of each such
Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership
Security.

     (c) The Board of Supervisors is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with each issuance of Partnership Securities pursuant to this Section 5.6 and to amend this
Agreement in any manner that it deems necessary or appropriate to provide for each such issuance, to admit Additional Limited Partners in connection therewith and to specify the relative rights, powers and duties of the holders of the Units or other Partnership Securities being so issued. The Board of
Supervisors shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

     (d) No fractional Units shall be issued by the Partnership.

5.7 [DELETED.]

5.8 [DELETED.]

5.9 NO PREEMPTIVE RIGHTS.

     No Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in treasury by the Partnership or hereafter created.

5.10 SPLITS AND COMBINATIONS.

     (a) Subject to Section 5.10(d), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders of Common Units or
may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Limited Partner shall have the same Percentage
Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

     (b) Whenever such a distribution, subdivision or combination of
Partnership Securities is declared, the Board of Supervisors shall select a
Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record
Date to each Record Holder as of the date not less than 10 days prior to the date of such notice. The Board of Supervisors also may cause a firm of independent public accountants selected by it to calculate the number of
Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board of Supervisors shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

     (c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership
Securities as of the applicable Record Date representing the new number of
Partnership Securities held by such Record Holders, or the Board of Supervisors may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of
Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

                                       23

     (d) The Partnership shall not issue fractional Units upon any distribution, subdivision or combination of Units. If a distribution, subdivision or combination of Units would result in the issuance of fractional
Units but for the provisions of Section 5.6(d) and this Section 5.10(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

5.11 FULLY PAID AND NON-ASSESSABLE NATURE OF LIMITED PARTNER INTERESTS.

     All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable
Limited Partner Interests, except as such non-assessability may be affected by
Section 17-607 of the Delaware Act.

5.12 LOANS FROM PARTNERS.

     Loans by a Partner to the Partnership shall not constitute Capital
Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the
Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such
Partner and shall be payable or collectible only out of the Partnership assets in accordance with the terms and conditions upon which such advances are made.

                                   ARTICLE VI
                         ALLOCATIONS AND DISTRIBUTIONS

6.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES.

     (a) General. In maintaining the Capital Accounts that determine the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.5(b)), shall be allocated among the Partners Pro Rata, except as otherwise provided below.

     (b) [Deleted.]

     (c) Limitation on Losses. Any deduction otherwise allocable to a Common
Unitholder that would create or add to a deficit in his loss or Adjusted
Capital Account shall instead be allocated to the General Partner. Thereafter, any income that would otherwise be allocable to such Common Unitholder shall be allocated to the General Partner, until the aggregate amount so allocated under this sentence equals the aggregate amount of losses and deductions previously allocated to the General Partner under the preceding sentence.

     (d) [Deleted]

     (e) Special Allocations. Notwithstanding any other provision of this
Section 6.1, the following special allocations shall be made for such taxable period:

       (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership
   Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in
   Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and
   1.704-2(j)(2)(i), or any successor provision. For purposes of this Section
   6.1(e), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(e) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(e)(vi) and 6.1(e)(vii)). This Section
   6.1(e)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

       (ii) Chargeback of Partner Nonrecourse Debt Minimum Gain.
   Notwithstanding the other provisions of this Section 6.1 (other than
   Section 6.1(e)(i)), except as provided in Treasury Regulation Section
   1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt
   Minimum

                                       24

   Gain during any Partnership taxable period, any Partner with a share of
   Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and
   1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
   Section 6.1(e), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(e), other than Section 6.1(e)(i) and other than an allocation pursuant to Sections 6.1(e)(vi) and 6.1(e)(vii), with respect to such taxable period. This Section 6.1(e)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation
   Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

       (iii) [Deleted.]

       (iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in
   Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4),
   1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury
   Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(e)(i)
   or (ii).

       (v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such
   Partner is deemed obligated to restore pursuant to Treasury Regulation
   Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(e)(v) shall be made only if and to the extent that such
   Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(e)(v) were not in this Agreement.

       (vi) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners Pro Rata. If the Board of
   Supervisors determines in its good faith discretion that the Partnership's
   Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under
   Section 704(b) of the Code, the Board of Supervisors is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

       (vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for
   any taxable period shall be allocated 100% to the Partner that bears the
   Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with
   Treasury Regulation Section 1.704-2(i). If more than one Partner bears the
   Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such
   Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

       (viii) Nonrecourse Liabilities. For purposes of Treasury Regulation
   Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership
   Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners Pro Rata.

       (ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or
   743(c) of the Code is required, pursuant to Treasury Regulation Section
   1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital
   Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                                       25

       (x) [Deleted.]

       (xi) Curative Allocation.

          (A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the
       Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the
       Agreed Allocations had the Required Allocations and the related Curative
       Allocation not otherwise been provided in this Section 6.1.
       Notwithstanding the preceding sentence, Required Allocations relating to
       (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and
       (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner
       Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section
       6.1(e)(xi)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section
       6.1(e)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Board of Supervisors reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

          (B) The Board of Supervisors shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section
       6.1(e)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(e)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

       (xii) [Deleted].

       (xiii) [Deleted.]

       (xiv) [Deleted.]

6.2 ALLOCATIONS FOR TAX PURPOSES.

     (a) General. Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Limited Partners in the same manner as its correlative item of `book'
income, gain, loss or deduction is allocated pursuant to Section 6.1.

     (b) Contributed Property. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

       (i)(A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
   Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the
   Partners in the same manner as its correlative item of `book' gain or loss is allocated pursuant to Section 6.1.

       (ii)(A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or
   Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.5(d)(i) or (ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the
   Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of `book' gain or loss is allocated pursuant to Section 6.1.

       (iii) The Board of Supervisors shall apply the principles of Treasury
   Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

                                       26

     (c) Discretionary Allocation Authority. For the proper administration of the Partnership and for the preservation of uniformity of the Units (or any class or classes thereof), the Board of Supervisors shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this
Agreement as appropriate (x) to reflect the proposal or promulgation of
Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y)
otherwise to preserve or achieve uniformity of the Units (or any class or classes thereof). The Board of Supervisors may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this
Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units issued and outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

     (d) Discretionary Amortization Authority. The Board of Supervisors in its
discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any
Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Treasury Regulation Section
1.167(c)-1(a)(6). If the Board of Supervisors determines that such reporting position cannot reasonably be taken, the Board of Supervisors may adopt depreciation and amortization conventions under which all purchasers acquiring
Units in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the Board of Supervisors chooses not to utilize such aggregate method, the Board of Supervisors may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Units that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Units.

     (e) Recapture Income. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (f) Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the
Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

     (g) Assignor/Assignee Proration. Each item of Partnership income, gain, loss and deduction attributable to transferred Units shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock
Exchange on the first Business Day of each month; provided, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The
Board of Supervisors may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by
Section 706 of the Code and the regulations or rulings promulgated thereunder.

     (h) Nominee. Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section
6031(c) of the Code or any other method acceptable to the Board of Supervisors in its sole discretion.

                                       27

6.3 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS; DISTRIBUTIONS TO RECORD
    HOLDERS.

     (a) Within 45 days following the end of each Quarter commencing with the
Quarter ending on June 29, 1996, an amount equal to 100% of Available Cash with respect to such Quarter shall be distributed to the Common Unitholders Pro
Rata, except as otherwise required by Section 5.6(b) in respect of additional
Partnership Securities issued pursuant hereto, in accordance with this Article
VI, by the Partnership to the Partners as of the Record Date selected by the
Board of Supervisors in its reasonable discretion. All distributions required to be made under this Agreement shall be made subject to Section 17-607 or
Section 17-804 of the Delaware Act.

     (b) In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, except as otherwise provided in (a)(ii) of the definition of Available
Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

     (c) The Board of Supervisors shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such
Partners.

     (d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other
Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

                                  ARTICLE VII
                      MANAGEMENT AND OPERATION OF BUSINESS

7.1 MANAGEMENT.

     (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be vested exclusively in the Board of Supervisors and, subject to the direction of the Board of Supervisors and in accordance with the provisions of Section 7.10, the Officers. Neither the General Partner (except as otherwise expressly provided in this Agreement) nor any Limited Partner or Assignee shall have any management power or control over the business and affairs of the Partnership.
Thus, except as otherwise expressly provided in this Agreement, the business and affairs of the Partnership shall be managed by or under the direction of the Board of Supervisors, and the day-to-day activities of the Partnership shall be conducted on the Partnership's behalf by the Officers, who shall be agents of the Partnership. In order to enable the Board of Supervisors to manage the business and affairs of the Partnership, the General Partner, except as otherwise expressly provided in this Agreement, hereby irrevocably delegates to the Board of Supervisors all management powers over the business and affairs of the Partnership that it may now or hereafter possess under applicable law.
The General Partner further agrees to take any and all action necessary and appropriate, in the sole discretion of the Board of Supervisors, to effect any duly authorized actions by the Board of Supervisors or any Officer, including executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking action as may be necessary or appropriate to achieve the effective delegation of power described in this Section 7.1(a). Each of the Partners and Assignees and each Person who may acquire an interest in a Partnership Interest hereby approves, consents to, ratifies and confirms such delegation. The delegation by the General Partner to the Board of Supervisors of management powers over the business and affairs of the Partnership pursuant to the provisions of this
Agreement shall not cause the General Partner to cease to be a general partner of the Partnership nor shall it cause the Board of Supervisors or any member thereof to be a general partner of the Partnership or to have or be subject to the liabilities of a general partner of the Partnership. Except as otherwise specifically provided in Sections 7.14, 7.15, 7.16 and 7.17, the authority, functions, duties and responsibilities of the Board of Supervisors and of the
Officers shall be identical to the authority, functions, duties and responsibilities of the board of directors and officers, respectively, of a corporation organized under the Delaware General Corporation Law.

                                       28

     (b) Consistent with the management powers delegated to the Board of
Supervisors pursuant to the provisions of this Agreement, the Board of
Supervisors shall have the powers now or hereafter granted a general partner of a limited partnership under the Delaware Act or any other applicable law and, except as otherwise expressly provided in this Agreement, shall have full power and authority to do all things and on such terms as it may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section
2.4, including the following:

       (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

       (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

       (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another
   Person;

       (iv) the use of the assets of the Partnership (including cash on hand)
   for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of a Group Member, the lending of funds to other Persons (including the Operating Partnership), the repayment of obligations of a Group Member and the making of capital contributions to a Group Member;

       (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

       (vi) the distribution of Partnership cash;

       (vii) the selection and dismissal of employees (including employees who are Officers) and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

       (viii) the maintenance of such insurance for the benefit of the
   Partnership Group and the Partners as it deems necessary or appropriate;

       (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, the Operating Partnership from time to time);

       (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

       (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

       (xii) the entering into of listing agreements with any National
   Securities Exchange and the delisting of some or all of the Units from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.9);

       (xiii) the purchase, sale or other acquisition or disposition of Units;
   and

       (xiv) the undertaking of any action in connection with the Partnership's participation in the Operating Partnership as the limited partner.

     (c) Notwithstanding any other provision of this Agreement and the
Operating Partnership Agreement, and to the fullest extent permitted by applicable law, each of the Partners and Assignees and

                                       29

each other Person who may acquire an interest in a Partnership Interest hereby
(i) approves, consents to, ratifies and confirms the General Partner's delegation of management powers to the Board of Supervisors pursuant to paragraph (a) of this Section 7.1; (ii) approves, consents to, ratifies and confirms the execution, delivery and performance by the parties thereto of the
Exchange Agreement and the other agreements described in or filed as a part of the Proxy Statement; (iii) agrees that the Partnership (through any duly authorized Officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (iii) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Proxy Statement without any further act, approval or vote of the
Partners or the Assignees or the other Persons who may acquire an interest in a
Partnership Interest; and (iv) agrees that the execution, delivery or performance by the General Partner, the Board of Supervisors or any member thereof, any duly authorized Officer of the Partnership, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to
Article XV), shall not constitute a breach by any such Person of any duty that any of such Persons may owe the Partnership or the Limited Partners or the
Assignees or any other Persons under this Agreement (or any other agreements)
or of any duty stated or implied by law or equity.

7.2 THE BOARD OF SUPERVISORS; ELECTION; TERM; MANNER OF ACTING.

     (a) The Board of Supervisors shall consist of not less than five and not more than eleven individuals, all of whom shall be elected by the Common
Unitholders. The Board of Supervisors shall determine from time to time the number of Supervisors who shall constitute the entire Board of Supervisors. Any such determination made by the Board of Supervisors shall continue in effect unless and until changed by the Board of Supervisors, but no such changes shall affect the term of any Supervisor then in office. Unless changed by the Board of Supervisors, such number shall be five. The Board of Supervisors as of the date of this Agreement shall consist of those Supervisors elected at the 2006
Tri-Annual Meeting of the Unitholders and those two supervisors who were in office immediately prior thereto, who were previously appointed by the General
Partner, who shall hold office for terms contemplated by Section 7.2(b).

     (i) The members of the Board of Supervisors shall be elected, by a plurality of the votes of the Outstanding Common Units present in person or represented by proxy at the Tri-Annual Meeting with each Outstanding Common
Unit having one vote.

     (b) Each member of the Board of Supervisors elected, at a Tri-Annual
Meeting, and the additional Supervisors referred to above, shall hold office until the next Tri-Annual Meeting and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

     (c) Each member of the Board of Supervisors shall have one vote. The vote of the majority of the members of the Board of Supervisors present at a meeting at which a quorum is present shall be the act of the Board of Supervisors. A majority of the number of members of the Board of Supervisors then in office shall constitute a quorum for the transaction of business at any meeting of the
Board of Supervisors, but if less than a quorum is present at a meeting, a majority of the members of the Board of Supervisors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

7.3 NOMINATIONS OF SUPERVISORS.

     The Board of Supervisors or a committee designated by the Board of
Supervisors shall be entitled to nominate individuals to stand for election as
Supervisors at a Tri-Annual Meeting. In addition, any Limited Partner or Group of Limited Partners that beneficially owns 10% or more of the Outstanding
Common Units shall be entitled to nominate one or more individuals to stand for election as Supervisors at a Tri-Annual Meeting by providing written notice thereof to the Board of Supervisors not more than 120 days and not less than 90 days prior to the date of such Tri-Annual Meeting; provided, however, that in the event that the date of the Tri-Annual Meeting was not publicly announced by the Partnership by mail, press release or otherwise more than 100 days prior to the date of such meeting, such notice, to be timely, must be delivered to the
Board of Supervisors not later than the close of business on the tenth day following the date on which the date of the Tri-Annual Meeting was announced.
Such notice shall set forth

                                       30

(i) the name and address of the Limited Partner or Limited Partners making the nomination or nominations, (ii) the number of Units beneficially owned by such
Limited Partner or Limited Partners, (iii) such information regarding the nominee(s) proposed by the Limited Partner or Limited Partners as would be required to be included in a proxy statement relating to the solicitation of proxies for the election of directors filed pursuant to the proxy rules of the
Commission had the nominee(s) been nominated or intended to be nominated to the
Board of Supervisors, (iv) the written consent of each nominee to serve as a member of the Board of Supervisors if so elected and (v) a certification that such nominee(s) qualify as Supervisors.

7.4 REMOVAL OF MEMBERS OF THE BOARD OF SUPERVISORS.

     Any and all of the Supervisors may be removed at any time, with Cause, only by the affirmative vote of a majority of the Supervisors and, with or without Cause, at a properly called meeting of the Limited Partners only by the affirmative vote of the holders of a majority of the Outstanding Common Units.

7.5 RESIGNATIONS OF MEMBERS OF THE BOARD OF SUPERVISORS.

     Any member of the Board of Supervisors may resign at any time by giving written notice to the Board of Supervisors. Such resignation shall take effect at the time specified therein.

7.6 VACANCIES ON THE BOARD OF SUPERVISORS.

     Vacancies on the Board of Supervisors may be filled only as follows:

     (a) If any Supervisor is removed, resigns or is otherwise unable to serve as a member of the Board of Supervisors, or if the size of the Board of
Supervisors is increased thereby creating a vacancy, then the vacancy shall be filled by a majority of the members of the Board of Supervisors then serving.

     (b) A Supervisor elected pursuant to this Section 7.6 to fill a vacancy shall be elected, for the unexpired term of his predecessor in office or, in connection with an increase in the size of the Board of Supervisors, his term shall expire at the next Tri-Annual Meeting, at which time his successor shall be elected, or he shall be re-elected, as the case may be.

7.7 MEETINGS; COMMITTEES; CHAIRMAN.

     (a) Regular meetings of the Board of Supervisors shall be held at such times and places as shall be designated from time to time by resolution of the
Board of Supervisors. Notice of such regular meetings shall not be required.
Special meetings of the Board of Supervisors may be called by the Chairman of the Board of Supervisors or the Chief Executive Officer and shall be called by the Secretary upon the written request of two members of the Board of
Supervisors, on at least 48 hours prior written notice (which written notice may take the form of e-mail or other electronic communication) to the other members. Any such notice, or waiver thereof, need not state the purpose of such meeting except as may otherwise be required by law. Attendance of a member of the Board of Supervisors at a meeting (including pursuant to the penultimate sentence of this Section 7.7(a)) shall constitute a waiver of notice of such meeting, except where such member attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Supervisors may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of
Supervisors. Members of the Board of Supervisors may participate in and hold meetings by means of conference telephone, videoconference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting. The Board of Supervisors may establish any additional rules governing the conduct of its meetings that are not inconsistent with the provisions of this Agreement.

     (b) The Board of Supervisors shall appoint the Audit Committee to consist solely of three or more of the Supervisors then in office who satisfy the independence requirements for audit committee members

                                       31

under the Exchange Act and the Rules and Regulations thereunder, and the applicable listing standards of any National Securities Exchange on which the
Common Units are listed for trading. The Audit Committee shall perform the functions delegated to it pursuant to the terms of this Agreement and its charter and such other matters as may be delegated to it from time to time by resolution of the Board of Supervisors. The Board of Supervisors, by a majority of the whole Board of Supervisors, may appoint one or more additional committees of the Board of Supervisors to consist of one or more members of the
Board of Supervisors, which committee(s) shall have and may exercise such of the powers and authority of the Board of Supervisors (including in respect of
Section 7.1) with respect to the management of the business and affairs of the
Partnership as may be provided in a resolution of the Board of Supervisors. Any committee designated pursuant to this Section 7.7(b) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Supervisors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of
Supervisors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the taking of any action. Subject to the first sentence of this Section 7.7(b), the Board of
Supervisors may designate one or more members of the Board of Supervisors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee. Subject to the first sentence of this
Section 7.7(b), in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Supervisors to act at the meeting in the place of the absent or disqualified member.

     (c) The Board of Supervisors may elect one of its members as Chairman or
Vice Chairman of the Board of Supervisors. The Chairman of the Board of
Supervisors, if any, and if present and acting, shall preside at all meetings of the Board of Supervisors. In the absence of the Chairman of the Board of
Supervisors, the Vice Chairman of the Board of Supervisors, if any, and if
present and acting, shall preside at all meetings of the Board of Supervisors.
In the absence of the Chairman of the Board of Supervisors and the Vice
Chairman of the Board of Supervisors, the Chief Executive Officer, if present, or if not present, the President, if present, acting and a member of the Board of Supervisors, or any other member of the Board of Supervisors chosen by the
Board of Supervisors shall preside.

7.8 OFFICERS.

     (a) Generally. The Board of Supervisors, as set forth below, shall appoint agents of the Partnership, referred to as `Officers' of the Partnership as described in this Section 7.8. Unless provided otherwise by resolution of the
Board of Supervisors, the Officers shall have the titles, power, authority and duties described below in this Section 7.8.

     (b) Titles and Number. The Officers shall be the Chief Executive Officer, the President, any and all Vice Presidents, the Secretary and any and all
Assistant Secretaries and the Treasurer and any and all Assistant Treasurers
and any other Officers appointed pursuant to Section 7.8(j). Any person may hold two or more offices.

     (c) Appointment and Term of Office. The Officers shall be appointed by the
Board of Supervisors at such time and for such terms as the Board of
Supervisors shall determine. Any Officer may be removed, with or without Cause, only by the Board of Supervisors. Vacancies in any office may be filled only by the Board of Supervisors.

     (d) Chairman and Vice Chairman of the Board of Supervisors. The Board of
Supervisors may elect one of its members as the Chairman or Vice Chairman of the Board of Supervisors, provided, however, such Chairman or Vice Chairman shall not be "Officers" of the Partnership unless otherwise determined by the
Board of Supervisors.

     (e) Chief Executive Officer. The Board of Supervisors may elect a Chief
Executive Officer of the Partnership. The Chief Executive Officer shall be responsible for the general and active management and direction of the
Partnership and shall see that all orders and resolutions of the Board of
Supervisors are carried into effect. He shall have the power and authority to sign all contracts, certificates and other

                                       32

instruments of the Partnership, which may be authorized by the Board of
Supervisors. He shall have such powers, duties and authority as from time to time may be assigned to him by this Agreement or by the Board of Supervisors.

     (f) President. The Board of Supervisors may elect a President of the
Partnership. Subject to the limitations imposed by this Agreement, any employment agreement, any employee plan or any determination of the Board of
Supervisors, the President, subject to the direction of the Board of
Supervisors and the Chief Executive Officer, shall be responsible for the management and direction of the day-to-day business and affairs of the
Partnership, its other Officers, employees and agents, shall supervise generally the affairs of the Partnership and shall have full authority to execute all documents and take all actions that the Partnership may legally take. The President shall exercise such other powers and perform such other duties as may be assigned to him by this Agreement, the Board of Supervisors or the Chief Executive Officer, including any duties and powers stated in any employment agreement approved by the Board of Supervisors.

     (g) Vice Presidents. Each Vice President shall perform such duties and may exercise such powers as may from time to time be assigned to him by the Board of Supervisors, the Chief Executive Officer or the President, including the power to execute documents on behalf of the Partnership within the authorization limits established from time to time by the Board of Supervisors, the Chief Executive Officer or the President.

     (h) Secretary and Assistant Secretaries. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Board of Supervisors and Partners, shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by this
Agreement, the Board of Supervisors, the Chief Executive Officer or the
President. The Assistant Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

     (i) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Partnership and shall render statements of the financial affairs of the Partnership in such form and as often as required by this Agreement, the Board of Supervisors, the Chief Executive
Officer or the President. The Treasurer, subject to the order of the Board of
Supervisors, shall have the custody of all funds and securities of the
Partnership. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as this Agreement, the Board of Supervisors, the Chief Executive Officer or the
President, shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act. Each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Partnership. If no Treasurer or Assistant Treasurer is
appointed and serving or in the absence of the appointed Treasurer and
Assistant Treasurer, the Vice President and Chief Financial Officer, or such other Officer as the Board of Supervisors shall select, shall have the powers and duties conferred upon the Treasurer.

     (j) Other Officers and Agents. The Board of Supervisors may appoint such other Officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Partnership, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Supervisors.

     (k) Powers of Attorney. The Board of Supervisors may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

     (l) Officers' Delegation of Authority. Unless otherwise provided by resolution of the Board of Supervisors, no Officer shall have the power or authority to delegate to any Person such Officer's rights and powers as an
Officer to manage the business and affairs of the Partnership.

                                       33

7.9 COMPENSATION.

     The Officers shall receive such compensation for their services as may be designated by the Board of Supervisors or a committee thereof. In addition, the
Officers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder. The members of the
Board of Supervisors who are not employees of the Partnership or its Affiliates shall receive such compensation for their services as members of the Board of
Supervisors or members of a committee of the Board of Supervisors as the Board of Supervisors shall determine. In addition, the members of the Board of
Supervisors shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

7.10 RESTRICTIONS ON GENERAL PARTNER'S AND BOARD OF SUPERVISORS' AUTHORITY.

     (a) Except as provided in Articles XII and XIV, neither the General
Partner nor the Board of Supervisors may sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Operating Partnership, without the approval of the holders of at least a majority of the Outstanding Common Units; provided, however that this provision shall not preclude or limit the Board of Supervisors' ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of the holders of at least a majority of the Outstanding Common Units, neither the
General Partner nor the Board of Supervisors shall, on behalf of the
Partnership, (i) consent to any amendment to the Operating Partnership
Agreement or, except as expressly permitted by Section 7.16(d), take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would have a material adverse effect on the Partnership as a partner of the Operating Partnership or (ii) except as permitted under Sections 4.6,
11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of the Operating Partnership.

     (b) The Board of Supervisors may not cause the Partnership to incur any
Indebtedness that is recourse to the General Partner or any of its Affiliates without the approval of the General Partner, which approval may be given or withheld in the General Partner's sole discretion.

7.11 REIMBURSEMENT OF THE GENERAL PARTNER; EMPLOYEE BENEFIT PLANS.

     (a) Except as provided in this Section 7.11 and elsewhere in this
Agreement or in the Operating Partnership Agreement, the General Partner shall not be compensated for its services as general partner of any Group Member.

     (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the Board of Supervisors may determine, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership
(including salary, bonus, incentive compensation and other amounts paid to any
Person to perform services for the Partnership or for the General Partner or the Board of Supervisors in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the
Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). Reimbursements pursuant to this Section 7.11 shall be in addition to any reimbursement to the General
Partner as a result of indemnification pursuant to Section 7.14.

     (c) The Board of Supervisors, without the approval of the Limited Partners
(who shall have no right to vote in respect thereof) except as may otherwise be required by the National Securities Exchange on which the Common Units may be listed for trading, may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Units), or issue Partnership
Securities maintained or sponsored by the Partnership, the General Partner or any of their Affiliates, in each case for the benefit of the members of the
Board of Supervisors, employees of the Partnership or the Operating
Partnership, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership
Group.

                                       34

7.12 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER.

     (a) The General Partner, for so long as it is the general partner of the
Partnership, (i) agrees that its sole business will be to act as a general partner of the Partnership, the Operating Partnership, and any other partnership of which the Partnership or the Operating Partnership is, directly or indirectly, a partner and to undertake activities that are ancillary or related thereto (including being a Limited Partner in the Partnership), and
(ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by this Agreement or the Operating
Partnership Agreement or described in or contemplated by the Proxy Statement and (B) the acquisition, ownership or disposition of Partnership Interests or partnership interests in the Operating Partnership or any other partnership of which the Partnership or the Operating Partnership is, directly or indirectly, a partner; provided that notwithstanding the foregoing, employees of the
General Partner may perform limited services for other Affiliates of the
General Partner in addition to the Partnership and the Operating Partnership
(it being understood that full time employees of the General Partner shall devote substantially all their employment services to the Partnership and the
Operating Partnership).

     (b) Except as described in Section 7.12(a), each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, independently or with others, whether in the businesses engaged in by the
Partnership or the Operating Partnership or anticipated to be engaged in by the
Partnership, the Operating Partnership or otherwise, including, without limitation, in the case of any Affiliates of the General Partner, business interests and activities in direct competition with the business and activities of the Partnership or the Operating Partnership, and none of the same shall constitute a breach of this Agreement or any duty to the Partnership, the
Operating Partnership or any Partner or Assignee. Neither the Partnership, the
Operating Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee and such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, the Operating
Partnership, any Limited Partner or any other Person. The General Partner and any Affiliates of the General Partner may acquire Units or other Partnership
Securities, and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of an Assignee, Limited Partner or holder of another Partnership Security, as applicable, relating to such Units or
Partnership Securities, as the case may be.

     (c) Subject to the terms of Sections 7.12(a) and (b) but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any of the Indemnitees (other than the General
Partner) in accordance with Section 7.12(b) is hereby approved by the
Partnership and all Partners and (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duties or any other obligation of any type whatsoever of the General Partner for the General Partner to permit its
Affiliates to engage, or for any such Affiliate to engage, in business interests and activities in preference to or to the exclusion of the
Partnership.

     (d) The term `Affiliates' when used in this Section 7.12 with respect to the General Partner shall not include any Group Member.

7.13 LOANS FROM THE GENERAL PARTNER; CONTRACTS WITH AFFILIATES; CERTAIN
RESTRICTIONS ON THE GENERAL PARTNER.

     (a) The General Partner or any Affiliate of the General Partner may lend to any Group Member, and any Group Member may borrow from the General Partner and any Affiliate of the General Partner, funds needed or desired by the Group
Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable on the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arms-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the

                                       35

borrowing of such funds. For purposes of this Section 7.13(a) and Section
7.13(b), the term `Group Member' shall include any Affiliate of the Group
Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group
Member).

     (b) The Partnership may lend or contribute to any Group Member, and any
Group Member may borrow from the Partnership, funds on terms and conditions established by the Board of Supervisors; provided, however, that the
Partnership may not charge a Group Member interest at a rate greater than the rate that would be charged to such Group Member (without reference to the
General Partner's financial abilities or guarantees), by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the Board of
Supervisors and shall not create any right or benefit in favor of any Group
Member or any other Person.

     (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member. Any services rendered to a Group Member by the General Partner or any of its Affiliates
shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.13(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.11 shall apply to the rendering of services described in this Section 7.13(c).

     (d) The Partnership may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

     (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the
Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.13(e) shall be deemed to be satisfied as to (i)
the transactions effected pursuant to the Exchange Agreement, (ii) any transaction pursuant to Section 4.6(b), (iii) any transaction approved by
Special Approval, (iv) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (v) any transaction that, taking into account the totality of the relationships between the parties involved
(including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Units, the
Audit Committee, in determining whether the appropriate number of Units are being issued, shall take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Audit Committee deems relevant under the circumstances.

     (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

7.14 INDEMNIFICATION.

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees, expenses and other disbursements), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee, provided, that in each case the Indemnitee acted in

                                       36

good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.14 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the
Partnership to enable it to effectuate such indemnification.

     (b) To the fullest extent permitted by law, expenses (including legal fees, expenses and other disbursements) incurred by an Indemnitee who is indemnified pursuant to Section 7.14(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined by a final, non-appealable order of a court of competent jurisdiction that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.14.

     (c) The indemnification provided by this Section 7.14 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Common Units, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an
Indemnitee and as to actions in any other capacity, and shall continue as to an
Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain (or reimburse the members of the Board of Supervisors, the General Partner or its Affiliates for the cost
of) insurance, on behalf of the General Partner and the members of the Board of
Supervisors and such other Persons as the Board of Supervisors shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such
Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 7.14, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute `fines'
within the meaning of Section 7.14(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this
Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.14 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 7.14 are for the benefit of the
Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 7.14 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.14 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                                       37

7.15 LIABILITY OF INDEMNITEES.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the
Limited Partners, the Assignees or any other Persons who have acquired interests in the Units, for losses sustained or liabilities incurred as a result of errors in judgment or any act or omission if such Indemnitee acted in good faith pursuant to authority granted in this Agreement.

     (b) To the maximum extent permitted by law, the General Partner and its
Affiliates shall not be responsible for any act or omission by the Board of
Supervisors, any member of the Board of Supervisors, or any Officers of the
Partnership.

     (c) To the maximum extent permitted by law, the members of the Board of
Supervisors and the Officers of the Partnership shall not be responsible for any act or omission by the General Partner and its Affiliates.

     (d) Subject to its obligations and duties set forth in Section 7.1(a), the
Board of Supervisors may exercise any of the powers granted to it by this
Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Officers or other agents of the Partnership, and, to the maximum extent permitted by law, the Board of Supervisors shall not be responsible for any misconduct or negligence on the part of any such Officer or agent appointed by the Board of Supervisors in good faith.

     (e) It will not constitute a breach of fiduciary or other duty for an
Officer or member of the Board of Supervisors to engage attorneys, accountants, engineers and other advisors on behalf of the Partnership, its Board of
Supervisors, or any committee thereof, even though such persons may also be retained from time to time by the General Partner or any of its Affiliates, and such persons may be engaged with respect to any matter in which the interests of the Partnership and the General Partner or any of its Affiliates may differ, or may be engaged by both the Partnership and the General Partner or any of its
Affiliates with respect to a matter, as long as such Officer or member of the
Board of Supervisors reasonably believes that any conflict between the
Partnership and the General Partner or any of its Affiliates with respect to such matter is not material.

     (f) Any amendment, modification or repeal of this Section 7.15 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership and the Limited Partners, of the General Partner, its directors, officers and employees and any other
Indemnitees under this Section 7.15 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.16 RESOLUTION OF CONFLICTS OF INTEREST.

     (a) Unless otherwise expressly provided in this Agreement or the Operating
Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, or any Officer or
member of the Board of Supervisors, on the one hand, and the Partnership, the
Operating Partnership, any Partner or any Assignee, on the other, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any
agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The
Board of Supervisors shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is
(i) approved by Special Approval (as long as the material facts known to the
General Partner or any of its Affiliates or such Officer or member of the Board of Supervisors regarding any proposed transaction were disclosed to the Audit
Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including

                                       38

other transactions that may be particularly favorable or advantageous to the
Partnership). The Board of Supervisors may also adopt a resolution or course of action that has not received Special Approval. The Board of Supervisors
(including the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is fair and reasonable to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the Board of Supervisors (including the Audit Committee) determines in its discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the Board of Supervisors (including the Audit
Committee) to consider the interests of any Person other than the Partnership.
In the absence of bad faith by the Board of Supervisors, the resolution, action or terms so made, taken or provided by the Board of Supervisors with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the
Delaware Act or any other law, rule or regulation or existing in equity or otherwise.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the Board of Supervisors is permitted or required to make a decision (i) in its `sole discretion' or `discretion' or that it deems
`necessary or appropriate' or `necessary or advisable' or under a grant of similar authority or latitude, except as otherwise provided herein, the Board of Supervisors shall make such decision in its sole discretion (regardless of whether there is a reference to `sole discretion' or `discretion') unless another express standard is provided for, or (ii) in `good faith' or under another express standard, the Board of Supervisors shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation or in equity or otherwise. In addition, any actions taken by the
Board of Supervisors consistent with the standards of `reasonable discretion'
set forth in the definition of Available Cash shall not constitute a breach of any duty of the Board of Supervisors to the Partnership or the Limited
Partners. The Board of Supervisors shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group.

     (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be `fair and reasonable' to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

     (d) The Limited Partners hereby authorize the Board of Supervisors on behalf of the Partnership as a partner of a Group Member, to approve of actions by the general partner or the Board of Supervisors of such Group Member similar to those actions permitted to be taken by the Board of Supervisors pursuant to this Section 7.16.

7.17 OTHER MATTERS CONCERNING THE GENERAL PARTNER AND THE BOARD OF SUPERVISORS.

     (a) The General Partner and the Board of Supervisors may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner and the Board of Supervisors may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by either of them, and any act taken or omitted to be taken in reliance upon the opinion (including an
Opinion of Counsel) of such Persons as to matters that the General Partner or the Board of Supervisors reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized
Officers of the Partnership.

                                       39

     (d) The Board of Supervisors shall have the right, in respect of any of its powers or obligations hereunder, to act through any of the duly authorized
Officers of the Partnership or a duly appointed attorney or attorneys-in-fact.

     (e) Any standard of care and duty imposed by this Agreement or under the
Delaware Act or any applicable law, rule or regulation or in equity or otherwise shall be modified, waived or limited, to the maximum extent permitted by law, as required to permit the General Partner and the Board of Supervisors to act under this Agreement or any other agreement contemplated by this
Agreement and to make any decision pursuant to the authority prescribed in this
Agreement, so long as such action is reasonably believed by the General Partner or the Board of Supervisors to be in, or not inconsistent with, the best interests of the Partnership.

     (f) The General Partner or other holder of Partnership Securities that have voting rights, when voting its interest in the Partnership on any matter shall not be acting in a fiduciary capacity and therefore shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or any Limited Partner.

7.18 PURCHASE OR SALE OF UNITS.

     The Partnership may purchase or otherwise acquire Units. As long as Units are held by any Group Member, such Units shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Common Units for its own account, subject to the provisions of Articles IV and X.

7.19  [Deleted.]

7.20 RELIANCE BY THIRD PARTIES.

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the Board of
Supervisors and any Officer of the Partnership authorized by the Board of
Supervisors to act on behalf of and in the name of the Partnership (including the General Partner, acting pursuant to the direction of the Board of
Supervisors in accordance with Section 7.1(a)) has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the
Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the Board of Supervisors or any such
Officer (including the General Partner, acting pursuant to the direction of the
Board of Supervisors in accordance with Section 7.1(a)) as if it were the
Partnership's sole party in interest, both legally and beneficially. Each
Limited Partner hereby waives, to the maximum extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Board of Supervisors or any such
Officer (including the General Partner, acting pursuant to the direction of the
Board of Supervisors in accordance with Section 7.1(a)) in connection with any such dealing. In no event shall any Person dealing with the Board of
Supervisors or its representatives or any such Officer (including the General
Partner, acting pursuant to the direction of the Board of Supervisors in accordance with Section 7.1(a)) be obligated to ascertain that the terms of the
Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Board of Supervisors or itsrepresentatives or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with
Section 7.1(a)). Each and every certificate, document or other instrument executed on behalf of the Partnership by the Board of Supervisors or its representatives or any such Officer (including the General Partner, acting pursuant to the direction of the Board of Supervisors in accordance with
Section 7.1(a)) shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                       40

                                 ARTICLE VIII
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1 RECORDS AND ACCOUNTING.

     The Partnership shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited
Partners any information required to be provided pursuant to Section 3.4(a).
Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and
Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

8.2 FISCAL YEAR.

     The fiscal year of the Partnership shall be a 52-53 week fiscal year concluding on the last Saturday in September.

8.3 REPORTS.

     (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the Board of Supervisors shall cause to be mailed or furnished to each Record Holder of a Unit as of a date selected by the Board of Supervisors in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the
Partnership, presented in accordance with U.S. generally accepted accounting principles, including a balance sheet and statements of operations, Partners equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the Board of Supervisors.

     (b) To the extent required by applicable law, regulation or rule of any
National Securities Exchange on which the Units are listed for trading, or as the Board of Supervisors determines to be necessary or appropriate, as soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each year, the Board of Supervisors shall cause to be mailed or furnished to each Record Holder of a Unit, as of a date selected by the Board of Supervisors in its discretion, a report containing unaudited financial statements of the Partnership and such other information so required, or as the Board of Supervisors determines to be necessary or appropriate.

                                   ARTICLE IX
                                  TAX MATTERS

9.1 TAX RETURNS AND INFORMATION.

     The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

9.2 TAX ELECTIONS.

     (a) The Partnership has made the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke such election upon the Board of Supervisors'
determination that such revocation is in the best interests of the Limited

                                       41

Partners. For the purposes of computing the adjustments under Section 743(b) of the Code, the Board of Supervisors shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the lowest quoted closing price of the Units on any National
Securities Exchange on which such Units are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

     (b) The Partnership has elected to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

     (c) Except as otherwise provided herein, the Board of Supervisors shall determine whether the Partnership should make any other elections permitted by the Code.

9.3 TAX CONTROVERSIES.

     Subject to the provisions hereof, the General Partner is designated as the
Tax Matters Partner (as defined in Section 6231(a)(7) of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General
Partner to conduct such proceedings.

9.4 WITHHOLDING.

     Notwithstanding any other provision of this Agreement, the Board of
Supervisors is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership and the
Operating Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the
extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may be treated as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

                                   ARTICLE X
                             ADMISSION OF PARTNERS

10.1 CURRENT PARTNERS.

     The General Partner and the Limited Partners who are Record Holders of the
Outstanding Common Units are the current Partners of the Partnership as of the date of this Agreement.

10.2 ADMISSION OF SUBSTITUTED LIMITED PARTNERS.

     By transfer of a Unit representing a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Units. Each transferee of a Unit representing a Limited Partner Interest (including any nominee holder or an agent acquiring such Unit for the account of another
Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Units so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the Board of Supervisors consents thereto, which consent may be given or withheld in the Board

                                       42

of Supervisors' discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the
Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership.
With respect to voting rights attributable to Units that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Units on any matter, vote such Units at the written direction of the Assignee who is the
Record Holder of such Units. If no such written direction is received, such
Units will not be voted. An Assignee shall have no other rights of a Limited
Partner.

10.3 ADMISSION OF SUCCESSOR GENERAL PARTNER.

     A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership without dissolution. The admission of a successor General Partner shall not be deemed to have affected in any manner the irrevocable delegation of all management powers over the business and affairs of the Partnership to the Board of Supervisors pursuant to Section 7.1(a).

10.4 ADMISSION OF ADDITIONAL LIMITED PARTNERS.

     (a) A Person (other than the General Partner or a Substituted Limited
Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited
Partner only upon furnishing to the Board of Supervisors (i) evidence of acceptance in form satisfactory to the Board of Supervisors of all of the terms and conditions of this Agreement, including the granting of the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the Board of Supervisors to effect such
Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 10.4, no
Person shall be admitted as an Additional Limited Partner without the consent of the Board of Supervisors, which consent may be given or withheld in the
Board of Supervisors' discretion. The admission of any Person as an Additional
Limited Partner shall become effective on the date upon which the name of such
Person is recorded as such in the books and records of the Partnership, following the consent of the Board of Supervisors to such admission.

10.5 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.

     To effect the admission to the Partnership of any Partner, the Board of
Supervisors shall take all steps necessary and appropriate under the Delaware
Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the Chief Executive
Officer and President may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

                                   ARTICLE XI
                       WITHDRAWAL OR REMOVAL OF PARTNERS

11.1 WITHDRAWAL OF THE GENERAL PARTNER.

     (a) The General Partner shall be deemed to have withdrawn from the
Partnership upon the occurrence of any one of the following events (each such event herein referred to as an `Event of Withdrawal'):

                                       43

       (i) the General Partner voluntarily withdraws from the Partnership (of which event the General Partner shall give written notice to the other
   Partners) (and it shall be deemed that the General Partner has withdrawn pursuant to this Section 11.1(a)(i) if the General Partner voluntarily withdraws as general partner of the Operating Partnership);

       (ii) the General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

       (iii) the General Partner is removed pursuant to Section 11.2;

       (iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under
   Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

       (v) a final and non-appealable order of relief under Chapter 7 of the
   United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner;

       (vi) a certificate of dissolution or its equivalent is filed for the
   General Partner, or 90 days expire after the date of notice to the General
   Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation or formation; or

       (vii) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General
   Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General
   Partner is a partnership or limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General
   Partner is a natural person, his death or adjudication of incompetency; and
   (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v), (vi) or
(vii)(A), (B), (C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The
Partners hereby agree that only the Events of Withdrawal described in this
Section 11.1 shall result in the withdrawal of the General Partner from the
Partnership.

     (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this
Agreement under the following circumstances: (i) at any time during the period beginning on March 5, 1996 and ending at 12:00 midnight, Eastern Standard Time, on September 30, 2006, the General Partner voluntarily withdraws; provided that prior to the effective date of such withdrawal, the withdrawal is approved by
Unitholders holding at least a majority of the Outstanding Common Units and the
General Partner delivers to the Partnership an Opinion of Counsel (`Withdrawal
Opinion of Counsel') that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or of a limited partner of the Operating
Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes; (ii) at any time after 12:00 midnight,
Eastern Standard Time, on September 30, 2006, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to
Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv)
notwithstanding clause (i) of this sentence, at any time that the General
Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one
Person and its Affiliates (other than the General Partner and its Affiliates)
own beneficially or of record or control at least 50% of the Outstanding Common
Units. The withdrawal of the General Partner from the

                                       44

Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the other Group
Members for which it acts as general partner. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of at least a majority of the Outstanding Common Units, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become the successor general partner of the other Group Members, and is hereby authorized to, and shall, continue the business of the Partnership and the other Group Members without dissolution. If prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the
Partnership shall be dissolved in accordance with and subject to Section 12.1.
Any successor General Partner elected in accordance with the terms of this
Section 11.1 shall be subject to the provisions of Section 10.3.

11.2 REMOVAL OF THE GENERAL PARTNER.

     The General Partner may be removed (i) if such removal is approved by the holders of at least a majority of the Outstanding Common Units; provided, however, that the Limited Partner Interests held by a General Partner shall not be voted on or considered for purposes of this Section 11.2 or (ii) by the
Board of Supervisors if the General Partner or its members fail to transfer their interests as required by Section 4.6(b). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the holders of at least a majority of the
Outstanding Common Units. Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the other Group Members for which it acts as general partner. If a Person is elected as a successor General
Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become the successor general partner of the other Group Members, and is hereby authorized to, and shall, continue the business of the Partnership and the other Group Members without dissolution. The right of the holders of Outstanding Common Units to remove the General Partner shall not exist or be exercised unless the
Partnership has received an opinion as to the matters covered by a Withdrawal
Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section
10.3.

11.3 INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER; DELEGATION OF
     AUTHORITY TO THE BOARD OF SUPERVISORS BY SUCCESSOR GENERAL PARTNER.

     (a) In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement, (ii)
removal of the General Partner by the holders of Outstanding Common Units or by the Board of Supervisors pursuant to Section 11.2, if a successor General
Partner is elected in accordance with the terms of Section 11.1 or 11.2, the successor shall purchase from the Departing Partner its General Partner
Interest and its partnership interest as the general partner in the other Group
Members, if applicable, for consideration of $10.

     (b) [Deleted.]

     (c) [Deleted.]

     (d) Any successor General Partner will be deemed to have delegated irrevocably to the Board of Supervisors all management powers over the business and affairs of the Partnership to the same extent that the General Partner delegated such management powers to the Board of Supervisors pursuant to
Section 7.1 of this Agreement.

11.4 [Deleted.]

11.5 WITHDRAWAL OF LIMITED PARTNERS.

     No Limited Partner shall have any right to withdraw from the Partnership;
provided, however, that when a transferee of a Limited Partner's Common Units becomes a Record Holder of the Common Units so transferred, such transferring
Limited Partner shall cease to be a Limited Partner with respect to the Common
Units so transferred.

                                       45

                                  ARTICLE XII
                          DISSOLUTION AND LIQUIDATION

12.1 DISSOLUTION.

     The Partnership shall not be dissolved by the admission of Substituted
Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General
Partner is elected pursuant to Sections 10.3, 11.1, 11.2 or this Section 12.1, the Partnership shall not be dissolved and such successor General Partner is hereby authorized to and shall continue the business of the Partnership. The
Partnership shall dissolve, and its affairs shall be wound up, upon:

     (a) the expiration of its term as provided in Section 2.7;

     (b) an Event of Withdrawal of the General Partner as provided in Section
11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an
Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3, or for
Events of Withdrawal of the General Partner for which the appointment of a successor General Partner is not provided for hereunder, unless the Partnership is continued without dissolution in accordance with the Delaware Act;

     (c) an election to dissolve the Partnership by the General Partner that is approved by the holders of at least a majority of the Outstanding Common Units;

     (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

     (e) the sale of all or substantially all of the assets and properties of the Partnership Group; or

     (f) at any time that there are no limited partners of the Partnership, unless the Partnership is continued without dissolution pursuant to the
Delaware Act.

12.2 [DELETED].

12.3 LIQUIDATOR.

     Upon dissolution of the Partnership, the Board of Supervisors shall select one or more Persons to act as Liquidator. The Liquidator shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units. The Liquidator shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator)
shall within 30 days thereafter be approved by holders of at least a majority of the Outstanding Common Units. The right to approve a successor or substitute
Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided.
Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Supervisors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in
Section 7.10(a)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the
Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

12.4 LIQUIDATION.

     The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the
Partners, subject to Section 17-804 of the Delaware Act and the following:

                                       46

     (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. Under certain circumstances and subject to certain limitations, the Liquidator may defer liquidation or distribution of the
Partnership's assets for a reasonable time or distribute assets to the Partners in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

     (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

     (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation,
Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

12.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP.

     Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the
Partnership, the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

12.6 RETURN OF CAPITAL CONTRIBUTIONS.

     The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited
Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

12.7 WAIVER OF PARTITION.

     To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

12.8 CAPITAL ACCOUNT RESTORATION.

     No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General
Partner shall be obligated to restore any negative balance in its Capital
Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

                                  ARTICLE XIII
           AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

13.1 AMENDMENT TO BE ADOPTED SOLELY BY THE BOARD OF SUPERVISORS.

     Each Limited Partner and the General Partner agree that the Board of
Supervisors, without the approval of any Partner or Assignee, may amend any provision of this Agreement, and may authorize any

                                       47

Officer (pursuant to the powers of attorney granted in Section 2.6) to execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

     (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

     (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

     (c) a change that, in the discretion of the Board of Supervisors, is necessary or advisable to qualify or continue the qualification of the
Partnership as a limited partnership or a partnership in which the Limited
Partners have limited liability under the laws of any state or to ensure that neither the Partnership nor the Operating Partnership will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

     (d) a change that, in the discretion of the Board of Supervisors, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National
Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the Board of Supervisors determines in its discretion to be in the best interests of the Partnership and the Limited
Partners, (iii) is necessary or advisable in connection with action taken by the Partnership pursuant to Section 5.10, or (iv) is required to effect the intent expressed in the Proxy Statement or the intent of the provisions of this
Agreement or is otherwise contemplated by this Agreement;

     (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the Board of Supervisors, are necessary or advisable as a result of a change in the fiscal year or taxable year of the
Partnership including, if the Board of Supervisors shall so determine, a change in the definition of `Quarter' and the dates on which distributions are to be made by the Partnership;

     (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the members of the Board of Supervisors or the Officers, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or `plan asset'
regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of
Labor;

     (g) an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.6;

     (h) any amendment expressly permitted in this Agreement to be made by the
Board of Supervisors acting alone;

     (i) an amendment effected, necessitated or contemplated by a Merger
Agreement approved in accordance with Section 14.3;

     (j) an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity other than the Operating Partnership, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

     (k) an amendment that, in the discretion of the Board of Supervisors, is necessary or advisable to effect or continue the irrevocable delegation by the
General Partner to the Board of Supervisors of all management powers over the business and affairs of the Partnership; or

     (l) any other amendments substantially similar to the foregoing.

                                       48

13.2 AMENDMENT PROCEDURES.

     Except as provided in Sections 13.1 and 13.3, all amendments to this
Agreement shall be made in accordance with the following requirements.
Amendments to this Agreement may be proposed only by or with the consent of the
Board of Supervisors. A proposed amendment shall be effective upon its approval by the holders of at least a majority of the Outstanding Common Units, unless a greater or different percentage is required under this Agreement or by Delaware law. Amendments to, or actions to repeal or adopt provisions inconsistent with
Section 7.3 (other than the first sentence thereof), Section 14.6 and the definitions in Section 1.1 to the extent used therein, shall require the approval of the holders of at least sixty-six and two-thirds percent (662/3%)
of the Outstanding Common Units. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the Board of Supervisors shall seek the written approval of the requisite percentage of Outstanding Common Units or call a meeting of the Limited Partners to consider and vote on such proposed amendment. The Board of Supervisors shall notify all Record Holders upon final adoption of any such proposed amendments.

13.3 AMENDMENT REQUIREMENTS.

     (a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provisions of this Agreement that establishes a percentage of Outstanding
Common Units required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Common Units whose aggregate
Outstanding Common Units constitute not less than the voting requirement sought to be reduced.

     (b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to the
General Partner or any of its Affiliates without its consent, which may be given or withheld in its sole discretion, (iii) change Section 12.1(a) or (c), or (iv) change the term of the Partnership or, except as set forth in Section
12.1(c), give any Person the right to dissolve the Partnership.

     (c) Except as provided in Section 14.3, and except as otherwise provided, and without limitation of the Board of Supervisor's authority to adopt amendments to this Agreement as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership
Interests must be approved by the holders of not less than a majority of the
Partnership Interests of the class affected.

     (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 7.10(a) or 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Common Units unless the
Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner or any limited partner of the other Group Members under applicable law.

     (e) This Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Common Units.

13.4 TRI-ANNUAL AND SPECIAL MEETINGS.

     All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII and, in the case of
Tri-Annual Meetings, in the manner provided in Sections 7.2(a)(i) and 7.3 and this Article XIII. Tri-Annual Meetings to elect the Supervisors and to transact such other business as may be properly brought before the Tri-Annual Meeting shall be held on such date and at such time and place as the Board of
Supervisors may specify in the notice of the meeting, which shall be delivered to each Limited Partner at least 10 and not more than 60 days prior to such meeting. Special

                                       49

meetings of the Limited Partners may be called by the Board of Supervisors or by Limited Partners owning 20% or more of the Outstanding Common Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the Board of Supervisors one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from
Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the Board of Supervisors shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the Board of Supervisors on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. The Chairman of the Board of Supervisors, if any, and if present and acting, shall preside at all meetings of the Limited Partners. In the absence of the Chairman of the
Board of Supervisors, the Chief Executive Officer, as chosen by the Board of
Supervisors, shall preside, and in their absence, the President shall preside.
Limited Partners shall not vote on matters that would cause the Limited
Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited
Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

13.5 NOTICE OF A MEETING.

     Notice of a meeting called pursuant to Section 13.4 shall be given to the
Record Holders in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

13.6 RECORD DATE.

     For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the Board of Supervisors may set a Record
Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the Board of Supervisors to give such approval.

13.7 ADJOURNMENT.

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

13.8 WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES.

     The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Partner does not approve, at the beginning of the meeting, of the transaction of any business

                                       50

because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

13.9 QUORUM.

     The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage (excluding, in either case, if such are to be excluded from the vote, Outstanding Units owned by the General Partner and its Affiliates).
At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the
Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough
Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement. In the absence of a quorum any meeting of Limited
Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units represented either in person or by proxy, but no other business may be transacted, except as provided in
Section 13.7.

13.10 CONDUCT OF A MEETING.

     The Chairman of the Board of Supervisors, or in his absence, the Vice
Chairman or, in his absence, the Chief Executive Officer, or in his absence, the President, or in his absence, any Vice President, shall have full power and authority concerning the manner of conducting any meeting of the Limited
Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The presiding
Officer shall designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the
Board of Supervisors. The Board of Supervisors may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

13.11 ACTION WITHOUT A MEETING.

     If authorized by the Board of Supervisors, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Partners owning not less than the minimum percentage of the Outstanding Units that would be necessary to authorize or take such action at a meeting at which all the
Limited Partners were present and voted (unless such provision conflicts with any rule, regular guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The Board of Supervisors may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the Board of
Supervisors. If a ballot returned to the Partnership does not vote all of the
Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the

                                       51

Units that were not voted. If approval of the taking of any action by the
Limited Partners is solicited by any Person other than by or on behalf of the
Board of Supervisors, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the
Board of Supervisors, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the Board of Supervisors to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

13.12 VOTING AND OTHER RIGHTS.

     (a) Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 shall be entitled to notice of, and to vote at, a meeting of
Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this
Agreement to votes of, or other acts that may be taken by, the Outstanding
Units shall be deemed to be references to the votes or acts of the Record
Holders of such Outstanding Units.

     (b) With respect to Units that are held for a Person's account by another
Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such
Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

                                  ARTICLE XIV
         MERGERS AND BUSINESS COMBINATIONS WITH INTERESTED UNITHOLDERS

14.1 AUTHORITY.

     The Partnership may merge or consolidate with one or more corporations, statutory trusts, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership, limited partnership, limited liability limited partnership, limited liability company or limited liability partnership formed under the laws of the State of Delaware or any other state of the United States of
America, pursuant to a written agreement of merger or consolidation (`Merger
Agreement') in accordance with this Article XIV.

14.2 PROCEDURE FOR MERGER OR CONSOLIDATION.

     Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the Board of Supervisors. If the Board of
Supervisors shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the Board of Supervisors shall approve the Merger
Agreement, which shall set forth:

     (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

     (b) The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (the
`Surviving Business Entity');

     (c) The terms and conditions of the proposed merger or consolidation;

     (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving
Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash,

                                       52

property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving
Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business
Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

     (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation or agreement of limited liability company or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

     (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be specified in the certificate of merger); and

     (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board of
Supervisors.

14.3 APPROVAL BY LIMITED PARTNERS OF MERGER OR CONSOLIDATION.

     (a) The Board of Supervisors, upon its approval of the Merger Agreement, shall direct that the Merger Agreement and the merger or consolidation contemplated thereby, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

     (b) Except as otherwise provided by Section 14.6, the Merger Agreement and the merger or consolidation contemplated thereby shall be approved upon receiving the affirmative vote or consent of the holders of at least a majority of the Outstanding Common Units unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Common Units or of any class of Limited
Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement and the merger or consolidation contemplated thereby.

     (c) After such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section
14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

14.4 CERTIFICATE OF MERGER.

     Upon the required approval by the Board of Supervisors and the Limited
Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

14.5 EFFECT OF MERGER.

     (a) At the effective time of the certificate of merger:

       (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business
   Entity to the extent they were of each constituent business entity;

                                       53

       (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in anyway impaired because of the merger or consolidation;

       (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

       (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

14.6 BUSINESS COMBINATIONS WITH INTERESTED UNITHOLDERS.

     (a) The approval of the Board of Supervisors and the affirmative vote at a
Tri-Annual Meeting or special meeting of the holders of at least sixty-six and two-thirds percent (662/3%) of the Outstanding Common Units (excluding
Partnership Interests Beneficially Owned by an Interested Unitholder or any
Affiliate or Associate of an Interested Unitholder) shall be required to approve any Business Combination.

     (b) The Board of Supervisors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 14.6, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of Units or other Partnership Interests Beneficially Owned by any Person, (c)
whether a Person is an Affiliate or Associate of another, and (d) the fair market value of the Partnership Securities or securities of any Subsidiary of the Partnership, and the good faith determination of the Board of Supervisors on such matters shall be conclusive and binding for all the purposes of this
Section 14.6.

                                   ARTICLE XV

[DELETED.]

                                  ARTICLE XVI
                               GENERAL PROVISIONS

16.1 ADDRESSES AND NOTICES.

     Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Unit at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the
Partnership, regardless of any claim of any Person who may have an interest in such Unit or the Partnership Interest of a General Partner by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the Board of Supervisors, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a
Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United
States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another
Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal

                                       54

office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and
Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The Board of Supervisors may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

16.2 FURTHER ACTION.

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

16.3 BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

16.4 INTEGRATION.

     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

16.5 CREDITORS.

     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

16.6 WAIVER.

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

16.7 COUNTERPARTS.

     This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit (other than a General Partner Unit), upon accepting the
Certificate evidencing such Unit or executing and delivering a Transfer
Application as herein described, independently of the signature of any other party.

16.8 APPLICABLE LAW.

     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

16.9 INVALIDITY OF PROVISIONS.

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

16.10 CONSENT OF PARTNERS.

     Each Partner hereby expressly consents and agrees that, whenever in this
Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

                                       55

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                      GENERAL PARTNER:

                      SUBURBAN ENERGY SERVICES GROUP LLC

                      BY /s/ Mark A. Alexander
                         ------------------------
                         NAME:  Mark A. Alexander
                         TITLE: Member

                      LIMITED PARTNERS

                      All Limited Partners now and hereafter admitted as
                      Limited Partners of the Partnership, pursuant to powers
                      of attorney now and hereafter executed in favor of, and
                      granted and delivered to, the Chief Executive Officer of
                      the Partnership.

                      By: Mark A. Alexander, Chief Executive Officer of
                      Suburban Propane Partners, LP., as attorney-in-fact for
                      all Limited Partners pursuant to the Power of Attorney
                      Granted pursuant to Section 2.6

                      /s/ Mark A. Alexander
                      ---------------------------------------------------------
                      Mark A. Alexander
                      Attorney-in-Fact

                                       56

                       EXHIBIT A TO THE THIRD AMENDED AND
                  RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                         SUBURBAN PROPANE PARTNERS, L.P.

                       CERTIFICATE EVIDENCING COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS
                         SUBURBAN PROPANE PARTNERS, L.P.

No.     Common Units

     In accordance with Section 4.1 of the Third Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners, L.P., as amended, supplemented or restated from time to time (the `Partnership Agreement'),
SUBURBAN PROPANE PARTNERS, L.P., a Delaware limited partnership (the
`Partnership'), hereby certifies that     [      ] (the `Holder') is the
registered owner of   [   ] Common Units representing limited partner interests
in the Partnership (the `Common Units') transferable on the books of the
Partnership, in person or by duly authorized attorney, upon surrender of this
Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate.
The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the
Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the
Partnership at, the principal office of the Partnership located at One Suburban
Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206. Capitalized terms used herein but not defined shall have the meaning given them in the
Partnership Agreement.

     The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement,
(ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the
Partnership Agreement, (iii) granted the powers of attorney provided for in the
Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

     This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This
Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Dated:                                  SUBURBAN PROPANE PARTNERS, L.P.
      ----------------------------
Countersigned and Registered by:
  Computershare Trust Company, N.A.     By:
  as Transfer Agent and Registrar          -------------------------------------
                                           [Chief Executive Officer] [President]
                                           [Vice President]

By:                                     By:
   -------------------------------          ------------------------------------
   Authorized Signature                     [Secretary] [Assistant Secretary]

                                       57

[REVERSE OF CERTIFICATE]

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -- as tenants in common                 UNIF GIFT MIN ACT --
TEN ENT --  as tenants by the entireties        ___________ Custodian __________
JT TEN --    as joint tenants with right of     (CUST.)               (MINOR)
       survivorship and not as                  under Uniform Gifts to Minors
       tenants in common                        Act ____________________________
                                                         STATE

   Additional abbreviations, though not in the above list, may also be used.

                           ASSIGNMENT OF COMMON UNITS
                                       IN
                        SUBURBAN PROPANE PARTNERS, L.P.

              IMPORTANT NOTICE REGARDING INVESTOR RESPONSIBILITIES
          DUE TO TAX SHELTER STATUS OF SUBURBAN PROPANE PARTNERS, L.P.

     You have acquired an interest in Suburban Propane Partners, L.P., One
Suburban Plaza, 240 Route 10 West, Whippany, New Jersey 07981-0206, whose taxpayer identification number is 22-3410353. The Internal Revenue Service has issued Suburban Propane Partners, L.P. the following tax shelter registration
number:     .

     YOU MUST REPORT THIS REGISTRATION NUMBER TO THE INTERNAL REVENUE SERVICE
IF YOU CLAIM ANY DEDUCTION, LOSS, CREDIT, OR OTHER TAX BENEFIT OR REPORT ANY
INCOME BY REASON OF YOUR INVESTMENT IN SUBURBAN PROPANE PARTNERS, L.P.

     You must report the registration number as well as the name and taxpayer identification number of SUBURBAN PROPANE PARTNERS, L.P on Form 8271. FORM 8271
MUST BE ATTACHED TO THE RETURN ON WHICH YOU CLAIM THE DEDUCTION, LOSS, CREDIT,
OR OTHER TAX BENEFIT OR REPORT ANY INCOME BY REASON OF YOUR INVESTMENT IN
SUBURBAN PROPANE PARTNERS, L.P.

     If you transfer your interest in Suburban Propane Partners, L.P. to another Person, you are required by the Internal Revenue Service to keep a list containing (a) that Person's name, address and taxpayer identification number,
(b) the date on which you transferred the interest and (c) the name, address and tax shelter registration number of Suburban Propane Partners, LP. If you do not want to keep such a list, you must (1) send the information specified above to the Partnership, which will keep the list for this tax shelter, and (2) give a copy of this notice to the Person to whom you transfer your interest. Your failure to comply with any of the above-described responsibilities could result in the imposition of a penalty under Section 6707(b) or 6708(a) of the Internal
Revenue Code of 1986, as amended, unless such failure is shown to be due to reasonable cause.

ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE
CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED, OR APPROVED BY THE INTERNAL
REVENUE SERVICE.

                                       58

     FOR VALUE RECEIVED,                   hereby assigns,

conveys, sells and transfers unto

----------------------------------------------   --------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS       (PLEASE INSERT SOCIAL SECURITY OR
                 OF ASSIGNEE)                    OTHER IDENTIFYING NUMBER OF ASSIGNEE)

     Common Units representing limited partner interests evidenced by this
Certificate, subject to the Partnership Agreement, and does hereby irrevocably
constitute and appoint          as its attorney-in-fact with full power of
substitution to transfer the same on the books of Suburban Propane Partners,
L.P.

Date:                          NOTE: The signature to any endorsement hereon
     ----------------------          must correspond with the name as written
                                     upon the face of this Certificate in every
                                     particular, without alteration, enlargement
                                     or change.

     SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL
ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST
COMPANY.

                                                  ------------------------------
                                                            (SIGNATURE)

                                                  ------------------------------
                                                            (SIGNATURE)

                                                       SIGNATURE(S) GUARANTEED

     No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

                                       59

                    APPLICATION FOR TRANSFER OF COMMON UNITS

     The undersigned (`Assignee') hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

     The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Third Amended and Restated Agreement of Limited Partnership of Suburban Propane Partners,
L.P. (the `Partnership'), as amended, supplemented or restated to the date hereof (the `Partnership Agreement'), (b) represents and warrants that the
Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints, the Chief
Executive Officer and the President of the Partnership and, if a Liquidator
shall be appointed, the Liquidator of the Partnership as the Assignee's
attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto, and the Certificate of Limited Partnership of the Partnership and any
amendment thereto, necessary or appropriate for the Assignee's admission as a
Substituted Limited Partner and as a party to the Partnership Agreement, (d)
gives the power of attorney provided for in the Partnership Agreement, and (e)
makes the waivers and gives the consents and approvals contained in the
Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

DATE:

------------------------------------------   -----------------------------
    SOCIAL SECURITY OR OTHER IDENTIFYING         SIGNATURE OF ASSIGNEE
                NUMBER OF ASSIGNEE

------------------------------------------   -----------------------------
            PURCHASE PRICE INCLUDING         NAME AND ADDRESS OF ASSIGNEE
               COMMISSIONS, IF ANY

Type of Entity (check one):

[ ] Individual                    [ ] Partnership                [ ] Corporation
[ ] Trust                         [ ] Other (specify)
                                                      ----------------

Nationality (check one):

[ ] U.S. Citizen, Resident or
    Domestic Entity

[ ] Foreign Corporation           [ ] Non-resident Alien

     If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

                                       60

     Under Section 1445(e) of the Internal Revenue Code of 1986, as amended
(the `Code'), the partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person. To inform the Partnership that no withholding is required with respect to the undersigned interestholder's interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A. Individual Interestholder

     1. I am not a non-resident alien for purposes of U.S. income taxation.

     2. My U.S. taxpayer identification number (Social Security Number) is

     3. My home address is

B. Partnership, Corporation or Other Interestholder

     1. _______________________________________________ is not a foreign

                      Name of Interestholder

   corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury Regulations).

     2. The interestholder's U.S. employer identification number is

     3. The interestholder's office address and place of incorporation (if applicable) is

     The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

     The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

     Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of

                          -----------------------------
                             NAME OF INTERESTHOLDER

                          -----------------------------
                               SIGNATURE AND DATE

                          -----------------------------
                              TITLE (IF APPLICABLE)

     Note: If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.,
or, in the case of any other nominee holder, a person performing a similar function. If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee's knowledge.

                                       61